LOAN AND SECURITY AGREEMENT


                           GMAC COMMERCIAL FINANCE LLC
                            (AS LENDER AND AS AGENT)

                                       and

                          THE LENDERS SIGNATORY HERETO
                                FROM TIME TO TIME
                                  (AS LENDERS)

                                      with


                        BROWN JORDAN INTERNATIONAL, INC.
                              (AS BORROWING AGENT)

                                       and

                     THE OTHER LOAN PARTIES SIGNATORY HERETO
                                (AS LOAN PARTIES)


                                 March 31, 2004

                           LOAN AND SECURITY AGREEMENT


     LOAN AND SECURITY AGREEMENT dated March 31, 2004 among BROWN JORDAN INTERNATIONAL, INC., a corporation organized under the laws of the State of Florida ("BJI"), the other entities designated from time to time as a "Borrower" on the signature pages hereto (together with BJI, each a "Borrower" and collectively, the "Borrowers"), the entities designated as a "Guarantor" on the signature pages hereto (each a "Guarantor" and collectively, the "Guarantors"), the financial institutions which are now or which hereafter become a party hereto (each a "Lender" and collectively, the "Lenders") and GMAC COMMERCIAL FINANCE LLC, a limited liability company organized under the laws of the State of Delaware ("GMACCF"), as agent for Lenders (GMACCF, in such capacity, the "Agent").


     IN CONSIDERATION of the mutual covenants and undertakings herein contained, Loan Parties, Lenders and Agent hereby agree as follows:

I.       DEFINITIONS.

1.1.     Accounting Terms.

     As used in this Agreement, any Other Document, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Loan Parties for the fiscal year ended December 31, 2002.

1.2.     General Terms.

         For purposes of this Agreement the following terms shall have the following meanings:

         "Accountants" shall have the meaning set forth in Section 9.7.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Rate
          Loan for any Interest Period a rate of interest

equal to:

     (a) the offered rate for deposits in U.S. dollars in the London interbank market for the relevant Interest Period which is published by the British Bankers' Association and currently is reported by Bloomberg L.P. as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that if such a rate ceases to be available from that or any other source from the British Bankers' Association, then the rate used shall be a rate per annum equal to the offered rate for deposits in U.S. dollars in the London interbank market for the relevant Interest Period that appears on Reuters Screen LIBO Page (or any successor page) as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided that if more than one rate is specified on Reuters Screen LIBO Page, then the rate used shall be a rate per annum equal to the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%); provided, however, that if, for any reason, such a rate is not published by the British Bankers' Association or available on the Reuters Screen LIBO Page, the rate used shall be equal to a rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which Agent determines that U.S. dollars in an amount comparable to the amount of the applicable Loan Advances are being offered to prime banks at approximately 11:00 a.m. (London time) on the day which is two
(2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by Agent; divided by


     (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate (if greater than zero) to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%).

    "Adjustment Date" shall have the meaning set forth in the definition of "Applicable Margin".

    "Advances" shall mean and include the Revolving Advances, the Swingline
     Loans and the Letters of Credit.

    "Advance Rates" shall have the meaning set forth in Section 2.1(a).

     "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the securities having ordinary voting power for the election of directors, managing member or general partner of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

      "Agreement" shall mean this Loan and Security Agreement, as amended, restated, modified and supplemented from time to time.

      "Applicable Margin" for each type of Loan Advance shall mean, as of the Closing Date, the applicable percentage specified below:


----------------------------------- -------------------------------------- ------------------------------------

                                     APPLICABLE MARGIN FOR DOMESTIC RATE     APPLICABLE MARGIN FOR EURODOLLAR
      TYPE OF LOAN ADVANCE                         LOANS                               RATE LOANS
----------------------------------- -------------------------------------- ------------------------------------
----------------------------------- -------------------------------------- ------------------------------------

     Revolving Advances                             0.25%                                  2.25%
----------------------------------- -------------------------------------- ------------------------------------


     thereafter on a fiscal quarterly basis, effective as of the first day following receipt by Agent of Loan Parties' quarterly financial statements required under Section 9.8 for the previous fiscal quarter (each day of such delivery, an "Adjustment Date"), commencing with the first fiscal quarter ending after March 31, 2005, the Applicable Margin for each type of Loan Advance shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth below corresponding to the Senior Secured Leverage Ratio for the trailing twelve month period ending on the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date (each such period, a "Calculation Period"):


------------------------------ ------------------------------------------- ------------------------------------------

SENIOR SECURED LEVERAGE RATIO  APPLICABLE MARGINS FOR DOMESTIC RATE LOANS   APPLICABLE MARGINS FOR EURODOLLAR RATE
                                                                                             LOANS
------------------------------ ------------------------------------------- ------------------------------------------
------------------------------ ------------------------------------------- ------------------------------------------

                                           Revolving Advances                         Revolving Advances
------------------------------ ------------------------------------------- ------------------------------------------
------------------------------ ------------------------------------------- ------------------------------------------

Greater than or equal to
2.50 to 1.00                                     0.25%                                       2.25%
------------------------------ ------------------------------------------- ------------------------------------------
------------------------------ ------------------------------------------- ------------------------------------------

Less than 2.50 to 1.00                           0.00%                                       2.00%
------------------------------ ------------------------------------------- ------------------------------------------



     If Loan Parties shall fail to deliver the financial statements, certificates and/or other information required under Sections 9.7, 9.8 or 9.9 by the dates required pursuant to such sections, each Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above until the date of delivery of such financial statements, certificates and/or other information.

    "Authority" shall have the meaning set forth in Section 4.19(d).

     "Base Rate" shall mean a variable rate of interest per annum equal to the rate of interest from time to time published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank Prime Loan Rate, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. Base Rate also includes rates published in any successor publications of the Federal Reserve System reporting the Bank Prime Loan Rate or its equivalent. The statistical release generally sets forth a Bank Prime Loan Rate for each Business Day. The applicable Bank Prime Loan Rate for any date not set forth in such statistical release or equivalent document shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan Rate or equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate as determined by Agent announced from time to time by any of Bank One, J.P. Morgan Chase & Co. or Citibank, N.A. (or any successor to any of the foregoing institutions) (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank).

    "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

    "Bond Make-Well Debt" shall mean all Indebtedness of Loan Parties outstanding under the Bond Make-Well Documentation.

     "Bond Make-Well Documentation" shall mean such agreements, instruments and documents as may be from time to time be entered into by and between Trivest and Loan Parties with respect to certain advances to be made by Trivest to Loan Parties to fund the payment of interest on the Subordinated Debt, such agreements, instruments and documents to be in form and substance satisfactory in good faith to Agent and the Required Lenders.

     "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

     "Borrowers' Account" shall have the meaning set forth in Section 2.7.

     "Borrowing Agent" shall mean BJI.

     "Borrowing Base Certificate" shall mean a certificate duly executed by an officer of Borrowing Agent appropriately completed and in substantially the form of Exhibit A.

      "BJI Corporate" shall mean Brown Jordan International, Inc., a
       Florida corporation.

     "BJI Parent" shall initially mean WLFI; provided, however, that Borrowing Agent may appoint as a successor "BJI Parent" any domestic corporation specially formed for the purpose of acquiring all of the capital stock of BJI so long as
(i) Borrowing Agent shall give Agent no less than thirty (30) days prior written notice of appointment prior to the effectiveness of such appointment; (ii) such new BJI Parent shall execute and declare to Agent a Guaranty of the Obligations (subject, solely as to such Guaranty requirement, to such contractual restrictions on BJI Parent as are in existence as of the date of such appointment) and such other security agreements, documents and instruments as shall be requested by Agent to create a perfected Lien on all of the assets of BJI Parent, including a Lien on all of the capital stock of BJI (such Lien to be a first priority securing interest in all assets of BJI Parent, other than the capital stock of BJI (which shall be a second priority Lien subject only to the Lien of the Senior Secured Documentation)); (iii) such new BJI Parent shall agree to be bound by the terms of this Agreement and the Other Documents as a Guarantor and a Loan Party; (iv) Agent shall receive all opinions of counsel and evidence of corporate authority of new BJI Parent as Agent shall reasonably request; (v) no Default or Event of Default shall be in existence prior to or immediately after the appointment of such new BJI Parent.

     "BJI Parent Pledge Agreement" shall mean the Pledge Agreement dated as of the Closing Date by BJI Parent and certain other entities, as pledgors, in favor of Agent, as amended, restated, modified and supplemented from time to time.

     "Business Day" shall mean with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposit, in London, England and New York, New York and with respect to all other matters, any day other than a day on which commercial banks in New York are authorized or required by law to close.

      "Business Segment" shall mean and refer to each of the following on a several basis:

                (a) BJI Corporate;
                (b) El Monte-Brown Jordan;
                (c) El Monte-Charter;
                (d) Haleyville;
                (e) Liberty;
                (f) Medley;
                (g) Oxnard;
                (h) Pompano-Lowenstein;
                (i) Pompano-Woodsmiths;
                (j) Silverlake; and
                (k) Sparta.

     "Calculation Period" shall have the meaning set forth in the definition of "Applicable Margin".

     "Capital Expenditures" means, without duplication, all cash expenditures (including deposits) for any fixed assets or improvements, or for replacements, substitutions or additions thereto, that, in each case, in conformity with GAAP, are included in "additions to property, plant and equipment" or comparable items reflected in the consolidated statement of cash flow of Loan Parties and their respective Subsidiaries, excluding however, expenditures made from the proceeds of asset sales permitted hereunder.

     "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

     "Cash Equivalents" shall mean: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;
(b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and whose debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency and not subject to setoff rights in favor of such bank.

     "Cash Interest Expense" means, without duplication, for any period, (x) interest expenses deducted in the determination of net income for Loan Parties on a Consolidated Basis for such period (excluding (a) the amortization of fees and costs with respect to the transactions contemplated by this Agreement which have been capitalized as transaction costs on the balance sheet of Loan Parties on a Consolidated Basis and (b) interest paid in kind) minus (y) interest income, but in no event less than zero.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq.

     "Change of Control" shall mean any "Change of Control" as defined in the Senior Secured Documentation and/or the Subordinated Debt Documentation, and, in addition, shall include any and all of the following: (a) Trivest shall fail to own at least fifty-one percent (51%) of the issued and outstanding shares of capital stock (or other equity interests) of BJI Parent having the right to vote for the election of directors of BJI Parent under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of BJI Parent
(together with any new directors whose election by the stockholders of BJI Parent was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election has previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) other than Trivest shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of any of the issued and outstanding shares of capital stock (or other equity interests) of BJI having the power to vote fifty percent (50%) or more of the total votes entitled to be cast on any matter submitted to a vote of shareholders; (d) BJI Parent or Trivest shall fail to own at least fifty-one percent (51%) of the issued and outstanding shares of capital stock (or other equity interests) of BJI having the right to vote for the election of directors of BJI under ordinary circumstances; (e) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of BJI (together with any new directors whose election by the board of directors of BJI or whose nomination for election by the stockholders of BJI was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (f) BJI ceases to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding capital stock of any Loan Party or (g) any Loan Party ceases to own and control all of the economic and voting rights associated with all of the outstanding capital stock of any of its Subsidiaries.

     "Charge(s)" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its Affiliates.

    "Closing Date" shall mean March 31, 2004 or such other date as may be agreed to by the parties hereto in writing.

    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

                  "Collateral" shall mean and include:

(a)      all Receivables;

(b)      all Equipment;

(c)      all General Intangibles;

(d)      all Inventory;

(e)      all Investment Property;

     (f) all Mortgaged Property (provided, however, the Lien of the Agent under this Agreement and the Mortgages shall not extend to (x) any lease identified in
Schedule 1.01(a) hereto, so long as the Loan Parties fail to obtain a consent (in form and substance satisfactory to the Agent) from the landlord thereunder to the applicable Mortgage in accordance with Section 4.21 and 4.22(ii);
provided further, however, that nothing herein shall relieve the Loan Parties from their obligations under Section 4.21 and 4.22(ii), and (y) any lease identified in Schedule 1.01(b) hereto);

     (g) all of each Loan Party's right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii)~all of each Loan Party's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lien or, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase;
(iii)~all supporting obligations and all additional amounts due to any Loan Party from any Customer relating to the Receivables; (iv)~other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Loan Party's contract rights, rights of payment which have been earned under a contract right, letter of credit rights (whether or not the letter of credit is evidenced by a writing), instruments (including promissory notes), documents, chattel paper (whether tangible or electronic), warehouse receipts, deposit accounts, money and securities; (vi)~if and when obtained by any Loan Party, all real and personal property of third parties in which such Loan Party has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii)~any other goods, personal property or real property now owned or hereafter acquired in which any Loan Party has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Loan Party;

     (h) all of each Loan Party's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (a), (b), (c), (d),
(e), (f) or (g) of this definition; and

     (i) all proceeds and products of clauses (a), (b), (c), (d), (e), (f), (g) or (h) of this definition in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

     "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 17.3.

     "Commitment  Transfer  Supplement"  shall  mean a  document  in the form of
Exhibit 17.3, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

     "Commitments" shall mean, as to any Lender, its obligation to make Advances (including participating in Letters of Credit) in an aggregate amount not to exceed at any one time outstanding the amount set forth below such Lender's name on the signature page hereof under the heading "Commitment", as same may be adjusted in accordance with this Agreement.

     "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, reasonably necessary to carry on any Loan Party's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

     "Conformed Bills of Lading" means original clean on-board negotiable bills of lading with respect to any shipment of Inventory which (a) are issued by the carrier of the Inventory described in such bills of lading or by a freight forwarder acting on behalf of such carrier; (b) consign such Inventory to Agent (either directly or by means of endorsement); (c) are accompanied by all commercial invoices describing such Inventory and all necessary certificates of inspection, origin and insurance; (d) adequately describe such Inventory; (e) contain language expressly incorporating The International Convention for the Unification of Certain Rules

     "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which any Loan Party or any of its Subsidiaries is a party.

     "Customer" shall mean and include the account debtor with respect to any Receivable.

     "Customs" shall mean the U.S. Customs Service and any successor thereto.

     "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

     "Default Rate" shall have the meaning set forth in Section 3.1.

     "Defaulting Lender" shall have the meaning set forth in Section 2.15(a).

     "Depository Accounts" shall have the meaning set forth in Section 4.15(h).

     "Documentary Letters of Credit" shall mean all Letters of Credit issued in connection with this Agreement to pay the purchase price for Inventory purchased by a Borrower.

    "Dollar" and the sign "$" shall mean lawful money of the United States of America.

    "Domestic Rate Loan" shall mean any Loan Advance that bears interest based upon the Base Rate.

    "Early Termination Date" shall have the meaning set forth in Section 13.1.

     "EBITDA" means, for any period, without duplication, the total of the following for Loan Parties on a Consolidated Basis, each calculated for such period: (a) net income determined in accordance with GAAP; plus, to the extent deducted in the calculation of net income, (b) the sum of (i) income and franchise taxes accrued; (ii) interest expenses, net of interest income, accrued; (iii) amortization and depreciation; (iv) other non-cash charges; (v) non-cash management fees and non-cash stock based compensation (each to the extent permitted to be paid under this Agreement); and (vi) certain restructuring charges acceptable to the Agent, less, to the extent included in the calculation of net income, (c) the sum of (i) the income of any Person (other than wholly-owned Subsidiaries of BJI Parent) in which BJI Parent or a wholly-owned Subsidiary of BJI Parent has an ownership interest except to the extent such income is received by BJI Parent or such wholly-owned subsidiary in a cash distribution during such period; (ii) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (iii) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses.

     "Eligible Inventory" shall mean and include Inventory (excluding work in process exceeding a cost of $5,000,000 for the Borrowers on an aggregate basis) owned by and in the possession of a Borrower and located at premises of the Borrower in the continental United States listed on Schedule 4.5, or at a location of the Borrower in the continental United States or at a customs broker in the continental United States, in each case otherwise identified to Agent by at least fifteen (15) days' prior written notice (each, an "Additional Inventory Location"), in the case of Inventory (x) located on leased premises of a Borrower, for which the applicable landlord has executed a landlord waiver in form and substance satisfactory to Agent (provided that up to $250,000 of Inventory located at the Borrowers' showrooms in the aggregate shall not be deemed ineligible by virtue of the failure to deliver a landlord's waiver) and
(y) located at a customs broker, for which the applicable customs broker has executed a letter in form and substance satisfactory to Agent protecting Agent's Lien in the Collateral with respect to each Borrower, determined in each case on a first-in-first-out basis, which is not, in Agent's reasonable opinion, obsolete, slow moving or unmerchantable based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than Permitted Encumbrances described in clauses (a), (b) and (f) of the definition thereof) and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. Eligible Inventory shall also include all Inventory in-transit to premises of a Borrower listed on Schedule 4.5 or to an Additional Inventory Location which satisfies the criteria for Eligible Inventory (except for the requirement that such Inventory be in the possession of Borrower and that it be located on Borrower's premises or at a customs broker) as well as each of the following criteria in the sole judgment of Agent: (a) title with respect to such Inventory has passed to the Borrower, (b) such Inventory is insured against types of loss, damage, hazards and risks, and in amounts, satisfactory to Agent in its discretion and Agent shall be loss payee with respect to such insurance,
(c) such Inventory has been paid for by Borrower, (d) such Inventory is subject to a Conformed Bill of Lading, and (e) each original of the applicable Conformed Bill of Lading is in possession of Agent or a Person acting as Agent's agent for purposes of perfecting Agent's Lien, on behalf of itself and Lenders, in such Conformed Bill of Lading. Eligible Inventory shall not include licensed or private label Inventory, unless (i) a Loan Party is the owner of such license or private label, or (ii) a consent, in form and substance satisfactory to Agent, has been obtained from the owner of such license or private label with respect to Agent's security interest in such Inventory.

     "Eligible Receivables" shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the ordinary course of such Borrower's business and which Agent, in its sole but good faith credit judgment, shall continue to deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate in its good faith judgment. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances described in clauses (a), (b) and (f) of the definition thereof), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

     (a) it arises out of a sale made by any Borrower to a Subsidiary or an Affiliate of the Borrower or to a Person controlled by a Subsidiary or an Affiliate of any Borrower;

     (b) (i) its due date is sixty (60) days or less from its invoice date, and it is unpaid more than sixty (60) days after the due date; (ii) its due date is greater than sixty (60) days but less than one hundred and eighty (180) days from its invoice date and it is unpaid more than thirty (30) days after the due date; and (iii) its due date is one hundred and eighty (180) days or greater but less than two hundred and seventy one (271) days from its invoice date, and it is unpaid more than fifteen (15) days after the due date;

     (c) twenty five percent (25%) or more of the Receivables from such Customer are not deemed Eligible Receivables under clause (b) above;

     (d) its due date is greater than two hundred and seventy (270) days from its invoice date;

     (e) twenty-five percent (25%) or more of the Receivables of the Borrowers in the aggregate are from a single Customer, except for Wal-Mart as to which the applicable percentage shall be 40% so long as there shall not have occurred, in the good faith judgment of the Agent, a material adverse change in the business, assets, financial condition or prospects of Wal-Mart (but only the Receivables in excess of such twenty five percent (or forty percent, as applicable) limit shall be deemed to be ineligible under this clause (e));

     (f) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

     (g) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business,
(iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state, federal or foreign bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

     (h) the sale is to a Customer outside the United States of America or Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

     (i) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

     (j) Agent believes, in its good faith credit judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

     (k) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

     (l) (i) the goods giving rise to such Receivable have not been shipped and delivered to the Customer (or, to the extent not yet delivered, for which the applicable Borrower cannot properly recognize "revenue" under GAAP) or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer, or (ii) the applicable Borrower has received a notice of rejection from the Customer with respect to the goods or services giving rise to such Receivable, or (iii) the Receivable otherwise does not represent a final sale;

     (m) the Receivable is subject to any offset, deduction, defense, dispute or counterclaim (excluding offsets, deductions or defenses for damaged goods in favor of Wal-Mart in a maximum aggregate amount for all Borrowers of $1,000,000 per calendar year pursuant to arrangements consistent with historical practices between Wal-Mart and the Borrowers) or is subject to a deposit (provided that only the amount equal to the amount of such offset, deduction, defense, dispute, counterclaim or deposit shall be ineligible by reason thereof) or the Receivable is contingent in any respect or for any reason;

     (n) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(o)      any return, rejection or repossession of the merchandise has occurred;

(p)      such Receivable is not payable to a Borrower;

     (q) Receivables with respect to which the Customer is located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the applicable Borrower is incorporated under the laws of such state or has either qualified as a foreign corporation authorized to transact business in such state or has filed (unless exempt from the requirement for filing) a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; or

     (r) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its reasonable credit judgment.

     "El Monte-Charter" shall mean Charter Furniture Corporation, a California corporation.

     "El Monte-Brown Jordan" shall mean Brown Jordan Company, a Delaware corporation, BJ Mexico IV, Inc., a Delaware corporation and BJ Mexico, V, Inc., a Delaware corporation.

     "Environmental Complaint" shall have the meaning set forth in Section 4.19(d).

     "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

     "Equipment" shall mean and include as to each Loan Party all of such Loan Party's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

     "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the rate per annum (such Eurodollar Rate to be adjusted to the next higher 1/100 of one percent (1%)) equal to the Adjusted LIBO Rate.

     "Eurodollar Rate Loan" shall mean a Loan Advance at any time that bears interest based on the Adjusted LIBO Rate.

     "Event of Default" shall mean the occurrence and continuance of any of the events set forth in Article X.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Existing Loan Documentation" shall mean the Credit Agreement dated as of May 8, 2001 by and among BJI, Canadian Imperial Bank of Commerce, as administrative agent (the "Existing Agent"), and certain other financial institutions, together with all agreements, instruments and documents executed and delivered to Existing Agent in connection therewith.

     "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

     "Fee Letter" shall have the meaning set forth in Section 3.3.

     "Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) Operating Cash Flow during such period to (b) the sum of (i) Fixed Charges during such period and (ii) the amount of cash or Cash Equivalent consideration paid for any Investments during such period. "Fixed Charges" means, for any period, and each calculated for Loan Parties on a Consolidated Basis for such period (without duplication), (a) Cash Interest Expense; plus (b) scheduled payments of principal with respect to all Indebtedness; plus (c) any income or franchise taxes paid in cash during such period minus tax refunds received in cash during such period.

     "Foreign Subsidiary" means a Subsidiary of a Loan Party that is not organized under the laws of the United States of America or any State thereof, that is not qualified to do business in the United States of America or any State thereof and that has no assets located in the United States of America.

     "Formula Amount" shall have the meaning set forth in Section 2.1(a).

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

     "General Intangibles" shall mean and include as to each Loan Party all of such Loan Party's general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, commercial tort claims, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs and computer software, all claims under guaranties, security interests or other security held by or granted to such Loan Party to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

     "GMACCF" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

    "Governmental Body" shall mean any nation or government, any state or other
political   subdivision  thereof  or  any  entity  exercising  the  legislative,
judicial,   regulatory  or  administrative  functions  of  or  pertaining  to  a government.

     "Guarantor" or "Guarantors" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

     "Guaranty" shall mean the guaranty set forth in Article XV of this Agreement and any other guaranty of the obligations of Borrowers executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders.

     "Haleyville" shall mean Winston Furniture Company of Alabama, Inc., an Alabama corporation and Texacraft, Inc., a Texas corporation.

     "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d).

     "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the rules and regulations, adopted pursuant thereto.

     "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

     "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

     "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include (a) all indebtedness, debt and similar obligations for borrowed money of such Person whether direct or guaranteed; (b) all liabilities under interest rate swap and interest rate protection agreements of any kind net of liabilities owed to such Person by the counter-parties thereon; (c) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (d) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (e) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument (but specifically excluding accounts payable and accrued expenses arising in the ordinary course of business and due less than six (6) months from the date that the obligation is incurred); and (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

     "Individual Formula Amount" shall mean at the date of determination thereof, with respect to each Business Segment an amount equal to: (a) up to the Receivables Advance Rate of Eligible Receivables of such Business Segment, plus
(b) up to the Inventory Advance Rate of the value of Eligible Inventory of such Business Segment; minus (c) the aggregate amount of Letters of Credit issued or caused to be issued on behalf of such Business Segment and the outstanding principal amount of Swingline Loans made to such Business Segment minus (d) Reserves.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which any Loan Party or any of its Subsidiaries is a party.

      "IRBs" shall mean the industrial revenue bonds issued by The Industrial Development Board of the City of Haleyville, Alabama (the "IDBH") pursuant to the Trust Indenture dated May 1, 2000 (the "Trust Indenture") between the IDBH and First Commercial Bank, as Trustee, as amended, modified and supplemented in accordance with Section 7.19 hereof.

     "IRB Agent" shall mean First Commercial Bank, as Trustee, and its successors and assigns.

     "IRB Debt" shall mean all Indebtedness of Loan Parties outstanding under the IRBs.

     "IRB Documentation" shall mean the IRBs, the Trust Indenture and all other agreements, instruments and documents executed in connection therewith, as amended, modified and supplemented in accordance with Section 7.19 hereof.

     "Intercreditor Agreements" shall mean (i) the Intercreditor Agreement among Agent, Senior Secured Agent and certain Loan Parties; and (ii) the Intercreditor Agreement among the Agent, the lender or lenders under the Bond Make Well Documentation and certain Loan Parties, each as amended, restated, modified and supplemented in accordance with their respective terms.

     "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

     "Inventory" shall mean and include as to each Loan Party all of such Loan Party's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party's business or used in selling or furnishing such goods, merchandise and other personal property, all other inventory of such Loan Party, and all documents of title or other documents representing them.

     "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii).

     "Investment" means (i) any direct or indirect purchase or other acquisition by any Loan Party or any of its Subsidiaries of, or of a beneficial interest in, any securities of any other Person (including any Subsidiary of a Loan Party),
(ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of a Loan Party from any Person other than a Loan Party or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance or capital contribution by a Loan Party or any of its Subsidiaries to any other Person (other than a wholly-owned Subsidiaries of a Loan Party), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or
(iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "Investment Property" shall mean and include as to each Loan Party, all such Loan Party's now owned or hereafter acquired investment property, including without limitation all securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts, commodities accounts, stocks, mutual fund shares, money market shares and U.S. Government securities.

     "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms thereof (it being agreed that so long as GMACCF shall be Agent or a Lender, then the Issuer shall be GMACCF or General Motors Acceptance Corporation; provided, however, that in the event that GMACCF is neither the Agent nor a Lender, the "Issuer" with respect to all subsequently issued Letters of Credit shall be a Lender selected by the Borrowers to the extent such Lender agrees to be the Issuer).

     "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

     "Lender Default" shall have the meaning set forth in Section 2.15(a).

     "Letter of Credit Application" shall have the meaning set forth in Section 2.9.

     "Letter of Credit Fees" shall have the meaning set forth in Section 3.2.

     "Letter of Credit Obligations" shall mean the sum of (x) the aggregate undrawn amount of Letters of Credit plus the aggregate amount of any draws or other amounts paid or disbursed under Letters of Credit which have not been reimbursed (whether through the making of a Revolving Advance, a Swingline Loan or otherwise) by any Borrower.

     "Letters of Credit" shall have the meaning set forth in Section 2.8.

     "Liberty"   shall  mean  Lodging  By  Liberty,   Inc.,  a  North   Carolina
corporation.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge upon the Collateral, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever, whether or not filed, recorded, or otherwise perfected under applicable law, including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, any financing statement under the UCC or comparable law of any jurisdiction.

     "Loan Advances" shall mean and include the Revolving Advances and the Swingline Loans.

     "Loan Parties on a Consolidated Basis" shall mean the consolidation in accordance with GAAP of the accounts or other items of Loan Parties and their respective Subsidiaries.

     "Loan Party" shall mean, individually, each Borrower, each Guarantor and BJI Parent and "Loan Parties" shall mean, collectively, the Borrowers, the Guarantors and BJI Parent.

     "Loan Year" means, collectively, the period of twelve (12) consecutive months commencing on the Closing Date and ending on the day prior to the first anniversary of the Closing Date, together with each subsequent period of twelve consecutive months commencing on the anniversary of the Closing Date and ending on the day prior to the next anniversary of the Closing Date.

     "Management Agreement" means the Management Agreement dated as of August~27, 1999 by and between BJI (as successor to WinsLoew Furniture, Inc.) and Trivest II, Inc. which assigned its rights and obligations thereunder to Trivest Partners, L.P. pursuant to an assignment and assumption agreement among BJI, Trivest II, Inc. and Trivest Partners, as amended pursuant to an amendment dated as of May 8, 2001, between BJI and Trivest Partners, L.P., and pursuant to that amendment dated as of March 19, 2003, between BJI and Trivest Partners, L.P., and an amendment of even date herewith, as the same may be amended, supplemented or modified from time to time.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the condition (financial or otherwise), operations, assets, business, management, affairs, property, results of operations, or prospects of the Loan Parties taken as a whole, (b) any Borrower's ability to pay the Obligations or the Loan Parties' ability as a whole to pay the Obligations, each in accordance with the terms thereof, (c) the value of a material portion of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

     "Maximum Revolving Advance Amount" shall mean $90,000,000 (inclusive of outstanding Swingline Loans).

     "Maximum Swingline Loan Amount" shall mean $10,000,000.

     "Medley" shall mean Pompeii Furniture Co., Inc., a Florida corporation and Tropic Craft, Inc., a Florida corporation.

     "Monthly Advances" shall have the meaning set forth in Section 3.1.

     "Mortgage" shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on Mortgaged Property, which shall be reasonably satisfactory in form and substance to the Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.

     "Mortgaged  Property"  shall mean  (a)~each  Real  Property  identified  on
Schedule 1.01(a)~hereto and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 4.21 and/or 4.22.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

     "Net Orderly Liquidation Value" shall mean 65% (until such percentage is changed pursuant to the most recent inventory appraisal requested by Agent) of book value calculated in accordance with GAAP.

     "Net Income" shall mean, for any period, the aggregate income (or loss) of the Loan Parties on a Consolidated Basis for such period, all computed and calculated in accordance with GAAP.

     "Non-Defaulting  Lenders"  shall  have the  meaning  set  forth in  Section
2.15(b).

     "Note" or "Notes" shall mean, individually or collectively, the Revolving Credit Note, and the Swingline Note.

     "Obligations" shall mean and include any and all of each Loan Party's Indebtedness and/or liabilities arising under this Agreement or any Other
Document, to Agent, Lenders, any Issuer or any corporation that directly or indirectly controls or is controlled by or is under common control with Agent, any Lender or any Issuer of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, whether evidenced by any agreement or instrument (including all interest accruing after the commencement of any bankruptcy or similar proceeding whether or not enforceable in such proceeding) and all obligations of any Loan Party to Agent, Lenders or any Issuer to perform acts or refrain from taking any action under this Agreement or any Other Document.

     "Operating Cash Flow" means, for Loan Parties on a Consolidated Basis for any period, (a) EBITDA; less (b) Capital Expenditures net of amounts financed by third parties.

     "Original Term" shall have the meaning set forth in Section 13.1.

     "Other Documents" shall mean the Notes, the Hedge Agreement, any Guaranty and any and all other agreements, instruments and written contractual obligations, including, without limitation, guaranties, security agreements, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Loan Party and/or delivered to Agent, any Lender or any Issuer in respect of the transactions contemplated by this Agreement.

     "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Other Documents.

     "Oxnard"   shall  mean  Casual   Living   Worldwide,   Inc.,  a  California
corporation.

     "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly, at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person. The term "Parent" shall include, without limitation, BJI and BJI Parent.

     "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

     "Payment Office" shall mean initially 3000 Town Center, Suite 280, Southfield, Michigan 48075; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent, Lenders and/or any Issuer, which, in each case, secure Obligations, and Liens under the Senior Secured Documentation securing the Senior Secured Debt (which Liens shall be subordinate to the Liens of Agent in all Collateral other than the "Pledged Stock Collateral" as defined in the applicable Intercreditor Agreement) and the Bond Make-Well Documentation securing the Bond Make-Well Debt (which Liens shall be subordinate to the Liens of Agent in all Collateral pursuant to the terms of the applicable Intercreditor Agreement), and Liens securing any Permitted Refinancing of such Indebtedness to the extent that the Collateral subject to such Liens do not extend beyond the Collateral for the refinanced Indebtedness; (b) Liens for taxes, assessments or other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Loan Parties; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section
5.5 the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Loan Party's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Loan Party's business with respect to which obligations are not due or which are being contested in good faith by the applicable Loan Party; provided that the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien; (g) Liens placed upon Equipment hereafter acquired to secure a portion of the purchase price thereof and Liens created under Capital Leases, provided that (x) any such Lien shall not encumber any property of the Loan Parties other than the subject Equipment and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases and/or Capital Leases during any fiscal year shall not exceed the amount provided for in Section 7.6; (h) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of the Loan Parties or with the exercise of remedies by Agent and (i) Liens disclosed on Schedule 7.2 (but not any amendments thereto that add collateral).

     "Permitted Refinancing" of an Indebtedness shall mean a refinancing of such Indebtedness pursuant to terms reasonably acceptable to Agent and the Required Lenders; provided, however, without limitation of the foregoing (i) the principal amount of such refinancing Indebtedness shall not exceed the principal amount of the refinanced Indebtedness at the time of such refinancing (plus accrued and unpaid interest and reasonable transaction costs); (ii) the interest rate and other material economic terms of such refinancing Indebtedness shall each be (x) at least as advantageous to the Loan Parties as those of the refinanced Indebtedness (if such refinancing is occurring prior to the scheduled final maturity of the refinanced Indebtedness) or (y) arms-length and fair market in all respects (if such refinancing is occurring on the scheduled final maturity of the refinanced Indebtedness); and (iii) the final maturity date of the refinancing Indebtedness is the same as or later than the final maturity date of the refinanced Indebtedness and the refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the refinanced Indebtedness.

    "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Loan Parties or any member of the Controlled Group or any such Plan to which any Loan Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.

    "Pompano Loewenstein" shall mean Loewenstein, Inc., a Florida corporation.

    "Pompano Woodsmiths" shall mean The Woodsmiths Company, a Florida corporation.

    "Pro Forma Balance Sheet" shall have the meaning setforth in Section 5.5(a).

    "Pro Forma Financial Statements" shall have the meaning set forth in Section 5.5(b).

     "Purchase Money Indebtedness" shall mean Indebtedness incurred by a Loan Party constituting (x) the purchase price for Equipment and/or (y) obligations under Capital Leases, to the extent (i) secured by a Permitted Encumbrance described in clause (g) of the definition thereof and (ii) that the aggregate amount of such Indebtedness and/or Capital Leases during any fiscal year shall not exceed the amount provided for in Section 7.7(ii).

     "Purchase and Security Agreement" shall have the meaning set forth in the definition of Senior Secured Documentation.

     "Purchasing Lender" shall have the meaning set forth in Section 17.3(c).

     "Questionnaire" shall mean the Documentation Information Questionnaire and the responses thereto provided by Loan Parties and delivered to Agent.

     "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as same may be amended from time to time.

     "Real Property" shall mean all of each Loan Party's right, title and interest in and to the owned and leased premises identified on Schedule 4.19 and all owned or leased premises acquired after the Closing Date.

     "Receivables" shall mean and include, as to each Loan Party, all of such Loan Party's accounts (including, without limitation, all health-care insurance receivables), contract rights, instruments (including promissory notes and other instruments evidencing Indebtedness owed to Loan Parties by their Affiliates), documents, chattel paper (whether tangible or electronic), general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale, lease or other disposition of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

     "Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i).

      "Release" shall have the meaning set forth in Section 5.7(c).

     "Reportable Event" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

     "Required Lenders" shall mean Lenders holding at least fifty one percent (51%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding at least fifty one percent (51%) of the Commitment Percentages; provided, however, that at all times when there shall be two or fewer Lenders hereunder, "Required Lenders" shall mean Lenders holding one hundred percent (100%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding one hundred percent (100%) of the Commitment Percentages.

     "Reserves" shall mean, as determined by Agent in its reasonable credit judgment or Required Lenders in their reasonable credit judgment, such amounts as Agent or Required Lenders may from time to time establish and revise (a) to the extent that Agent in the exercise of its reasonable credit judgment following receipt of a Collateral audit determines that the dilution with respect to Receivables taken as a whole for any period is not acceptable to Agent or Required Lenders in their reasonable credit judgment or has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels; (b) to reflect events, conditions, contingencies or risks which could reasonably be likely to have a Material Adverse Effect; (c) to reflect the belief of Agent or Required Lenders that any Borrowing Base Certificate or financial information furnished by or on behalf of the Borrowers to Agent is or may have been materially incomplete, inaccurate or misleading in any material respect; (d) to reflect material liabilities to the PBGC and/or material environmental remediation costs and material liabilities of the Loan Parties that have been determined by a Governmental Authority or by order of a court of competent jurisdiction to be due and payable; (e) to reflect rental expenses, service charges and other charges with respect to any Real Property for which a landlord waiver, mortgagee waiver or other collateral access agreement reasonably satisfactory to Agent has not been received by Agent; (f) to ensure the payment of Indebtedness or trade payables, material expenses and other liabilities if Borrower is not paying such Indebtedness or trade payables currently (which, for purposes of trade payables, shall be within ninety (90) days of their due date), or not paying such material expenses or other liabilities (other than Indebtedness or trade payables) as and when payable in the ordinary course of business; or (g) to reflect risks or contingencies which may affect Eligible Receivables or Eligible Inventory. Notwithstanding anything to the contrary in the preceding sentence, no Reserve shall be established in duplication of any eligibility criteria set forth in the definition of Eligible Receivables or Eligible Inventory.

     "Revolving Advances" shall mean Advances made other than Swingline Loans and Letters of Credit.

     "Revolving Credit Note" shall mean, collectively, the promissory notes referred to in Section 2.1(a).

     "Revolving  Interest  Rate" shall mean an interest  rate per annum equal to
(a) the sum of the Base Rate plus the Applicable Margin per annum with respect to Domestic Rate Loans that are Revolving Advances or Swingline Loans or, as applicable (b) the sum of the Eurodollar Rate plus the Applicable Margin per annum with respect to Eurodollar Rate Loans that are Revolving Advances.

     "Senior Secured Agent" shall mean The Bank of New York, and its successors and assigns.

     "Senior Debt" shall mean all Indebtedness of any Loan Party under the Senior Secured Documentation and/or the IRBs.

     "Senior Secured Debt" shall mean all Indebtedness of any Loan Party under the Senior Secured Documentation.

     "Senior Secured Documentation" shall mean the Purchase and Security Agreement dated as of March 31, 2004 (the "Purchase and Security Agreement") among BJI, certain guarantors named therein, the purchasers named therein and the Senior Secured Agent, and all other agreements, instruments and documents executed and delivered in connection therewith, as amended, restated, modified and supplemented from time to time in accordance with Section 7.19 hereof.

     "Senior  Secured   Leverage  Ratio"  shall  mean  for  Loan  Parties  on  a
Consolidated Basis and for any period, the ratio of (x) the sum of (i) the outstanding balance of Advances hereunder as at the end of such period; and (ii) the outstanding balance of Senior Debt, each as at the end of such period to (y) EBITDA for such period.

     "Settlement Date" shall mean the Closing Date and thereafter every Business Day designated by Agent as a "Settlement Date" by notice from Agent to each Lender, but not less frequently than monthly.

     "Silverlake" shall mean Wabash Valley Manufacturing, Inc., a Indiana corporation.

     "Sparta" shall mean Southern Wood Products, Inc., a Tennessee corporation.

     "Standby Letters of Credit" shall mean all Letters of Credit issued in connection with this Agreement as a credit enhancement for certain Indebtedness (other than Indebtedness for borrowed money) of Borrowers.

     "Subordinated Debt" shall mean all Indebtedness of any Loan Party under or in connection with the Subordinated Debt Documentation.

     "Subordinated Debt Documentation" shall mean the Subordinated Indenture, 12-3/4% Senior Subordinated Notes due 2007 issued by BJI and all indentures, agreements and instruments issued in connection therewith, as amended, restated, modified and supplemented from time to time in accordance with Section 7.19 hereof.

     "Subordinated Indenture" shall mean the Indenture dated as of August 24, 1999 with respect to the 12-3/4% Senior Subordinated Notes due 2007 issued by BJI (f/k/a Winsloew Escrow Corp.) to American Stock Transfer & Trust Company, as trustee, as amended, restated, modified and supplemented from time to time in accordance with Section 7.19 hereof.

     "Subsidiary" of a Person shall mean a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

     "Swingline Lender" means GMACCF, or if GMACCF shall resign as Swingline Lender, another Lender selected by Agent and reasonably acceptable to Borrowers.

     "Swingline  Loan" means each Advance made by Swingline  Lender  pursuant to
Section 2.1(c).  "Swingline  Note" shall mean the promissory note referred to in
Section 2.1(c).

     "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

     "Term" shall mean the period commencing on the Closing Date and ending on the Termination Date.

     "Termination Date" shall have the meaning set forth in Section 13.1.

     "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Loan Party or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which would reasonably result under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that would reasonably result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan.

     "Toxic Substance" shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

     "Transactions" shall have the meaning set forth in Section 5.5.

     "Transaction Documents" shall have the meaning set forth in Section 8.1(c).

     "Transferee" shall have the meaning set forth in Section 17.3.

     "Trivest" shall mean Trivest Partners, L.P., Trivest Fund II, Ltd., Trivest Fund III, L.P., Trivest Furniture Partners, Ltd. and/or Trivest Furniture Partners II, Ltd.

     "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

     "Undrawn  Availability"  at a particular date shall mean an amount equal to
(a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances plus (ii) all amounts due and owing to Borrowers' trade creditors which are outstanding beyond normal trade terms for more than ninety (90) days beyond their due date and not the subject of a good faith dispute (without duplication of any Reserves then in effect with respect thereto), plus (iii) accrued interest under this Agreement and fees and expenses for which Borrowers are liable under this Agreement but which have not been paid or charged to Borrowers' Account.

     "Week" shall mean the time period commencing with the opening of business on a Monday and ending on the end of business the following Sunday.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the aggregate outstanding principal amount of such Indebtedness on such date into (b) the sum of the total of the products obtained by multiplying (i) the amount of each scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "WLFI" shall mean WLFI Holdings, Inc., a corporation organized under the laws of the State of Florida.

1.3.     UCC Terms.

     All terms used herein and defined in the UCC shall have the meaning given therein unless otherwise defined herein.

1.4.     Certain Matters of Construction.

     The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Each reference to a Section, an Exhibit or a Schedule shall be deemed to refer to a Section, an Exhibit or a Schedule, as applicable, of this Agreement unless otherwise specified. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes (including the UCC) and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. For purposes of Sections 3.1, 3.6, 3.7, 3.8, 3.9, Articles IV, V, VIII, XI, XII, XIII, XIV, XV, XVI and XVII, the term "Lender" shall include each Lender and Swingline Lender.

II.      ADVANCES, PAYMENTS.

2.1.     Revolving Advances and Swingline Loans.

     (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement (including, without limitation, Sections 2.1(b) and 2.1(c)), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) an amount equal to (i) the Maximum Revolving Advance Amount minus (ii) the aggregate amount of outstanding Letter of Credit Obligations minus (iii) the outstanding principal amount of the Swingline Loans and (y) an amount equal to the sum of:

     (i)  up  to  85%,   subject  to  the  provisions  of  Section  2.1(c)  (the
"Receivables Advance Rate"), of Eligible Receivables, plus

     (ii) up to the least of (A) 60%, subject to the provisions of Section 2.1(c), of the lesser of (I) the aggregate cost, calculated on a first-in-first-out basis, of Eligible Inventory at such time and (II) the aggregate fair market value of Eligible Inventory at such time and (B) 85%, subject to the provisions of Section 2.1(c), of the appraised Net Orderly Liquidation Value of Inventory at such time as determined by appraisers acceptable to Agent (provided, however, that during the period from February 1 to and including April 30 of each year (which ninety (90) day period may be changed upon request of the Borrowing Agent and approval by the Required Lenders), the Advance Rate percentage in clause (A) above shall be up to 65% and the Advance Rate percentage in clause (B) above shall be up to 90%) (clauses (A) and (B), collectively, the "Inventory Advance Rate" and, together with the Receivables Advance Rate, the "Advance Rates"); minus

     (iii) the aggregate amount of outstanding Letter of Credit Obligations and the outstanding principal amount of Swingline Loans, minus

(iv)     Reserves.

     The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus
(y) Section 2.1(a)(y)(iv) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes (each, a "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

     (b) Individual Revolving Advances. Subject to Section 2.1(a), each Lender, severally and not jointly, will make Revolving Advances to each Business Segment in aggregate amounts outstanding at any time not greater than such Lender's Commitment Percentage of such Business Segment's Individual Formula Amount.

     (c) Swingline Loans. (i) Agent may convert any request by Borrowing Agent for a Revolving Advance into a request for a Swingline Loan. The Swingline Loans shall be Domestic Rate Loans and shall not exceed in the aggregate at any time outstanding the Maximum Swingline Loan Amount. In the event that on any Business Day Swingline Lender desires that all or any portion of the outstanding Swingline Loans should be reduced in whole or in part, Swingline Lender shall promptly notify Agent to that effect and indicate the portion of the Swingline Loans to be reduced. Swingline Lender hereby agrees that it shall notify Agent to reduce the outstanding Swingline Loans to $0 at least once every month. Agent agrees to promptly transmit to Lenders the information contained in each notice received by Agent from Swingline Lender and shall concurrently notify Lenders of each Lender's Commitment Percentage of the obligation to make a Revolving Advance to repay the Swingline Loan (or portion thereof).

     (ii) Each of the Lenders hereby unconditionally and irrevocably agrees to fund to Agent for the benefit of Swingline Lender, in lawful money of the United States and in same day funds, not later than 1:00 p.m. (New York time) on the Settlement Date, such Lender's Commitment Percentage of a Revolving Advance (which Revolving Advance shall be a Domestic Rate Loan and shall be deemed to be requested by Borrowing Agent) in the principal amount of such portion of the Swingline Loans which is required to be paid to Swingline Lender under this
Section 2.1(c) (regardless of whether the conditions precedent thereto set forth in Article VIII are then satisfied, whether or not Borrowing Agent has provided a notice of borrowing under Section 2.2 and whether or not any Default or Event of Default exists or all or any of the Advances have been accelerated, but subject to the other provisions of this Section 2.1(c)). The proceeds of any such Revolving Advance shall be immediately paid over to Agent for the benefit of Swingline Lender for application to the Swingline Loan.

     (iii) In the event that an Event of Default shall occur and either (i) such Event of Default is of the type described in Section 10.7 or (ii) no further Revolving Advances are being made under this Agreement, so long as any such Event of Default is continuing, then, each of the Lenders (other than Swingline Lender) shall be deemed to have irrevocably, unconditionally and immediately purchased from Swingline Lender such Lender's Commitment Percentage of the Swingline Loan outstanding as of the date of the occurrence of such Event of Default. Each Lender shall affect such purchase by making available an amount equal to its participation on the date of such purchase in Dollars in immediately available funds to Agent for the benefit of Swingline Lender. In the event any Lender fails to make available to Swingline Lender when due the amount of such Lender's participation in the Swingline Loan, Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate. Each such purchase by a Lender shall be made without recourse to Swingline Lender, without representation or warranty of any kind, and shall be affected and evidenced pursuant to documents reasonably acceptable to Swingline Lender. The Swingline Loans shall be evidenced by one or more promissory notes substantially in the form of Exhibit 2.1(c). The obligations of the Lenders under this Section 2.1(c) shall be absolute, irrevocable and unconditional, shall be made under all circumstances and shall not be affected, reduced or impaired for any reason whatsoever.

2.2.     Procedure for Borrowing.

     (a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 11:00 a.m. (New York time) on a Business Day of the Borrower's request to incur, on that day, a Revolving Advance hereunder. Any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent, Lenders and/or any Issuer, or with respect to any other Obligation, which shall become due, shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent, Lenders and/or any Issuer and such request shall be irrevocable.

     (b) Notwithstanding the provisions of (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of Loan Advance and the amount on the date of such Loan Advance to be borrowed, which amount shall be in a minimum amount of $100,000 and in integral multiples of $100,000 in excess thereof, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two, three, six or (if available from Agent) nine or twelve months; provided, however, that until Agent has advised Borrowing Agent that the syndication of the financing arrangements under this Agreement has been completed, Borrowing Agent may not request any Interest Period duration other than one month . No Eurodollar Rate Loan shall be made available to any Borrower during the continuance of a Default or an Event of Default.

     (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the Termination Date.

     (d) Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to
Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(e), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(e).

     (e) Provided that no Event of Default shall have occurred and be continuing, any Borrower may, (i) on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, continue such loan as a Eurodollar Rate Loan or convert any such loan into a loan of another type in the same aggregate principal amount provided that any continuation or conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan; or (ii) on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount. If a Borrower desires to continue or convert a loan, Borrowing Agent shall give Agent not less than three (3) Business Days' prior written notice to continue a Eurodollar Rate Loan or convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such continuation or conversion, the loans to be continued or converted and (other than with respect to conversions from a Eurodollar Rate Loan to a Domestic Rate Loan) the duration of the first (or next, as appropriate) Interest Period therefor. After giving effect to each such continuation and/or conversion, there shall not be outstanding more than seven (7) Eurodollar Rate Loans, in the aggregate.

     (f) At its option and upon three (3) Business Days' prior written notice, any Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Loan Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, each Borrower and each other Loan Party shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g).

     (g) Each Loan Party shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, continuation of, conversion of or any default by the Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by the Borrower to complete a borrowing of, a prepayment of, a continuation of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

     (h) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this Section 2.2(h), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder, as the case may be, shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

2.3.     Disbursement of Loan Advance Proceeds.

     All Loan Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers' Account on Agent's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Loan Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) shall, with respect to requested Loan Advances to the extent Lenders make such Loan Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at such bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Loan Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

2.4.     Maximum Revolving Advances.

     The aggregate balance of Revolving Advances outstanding plus the aggregate amount of Letter of Credit Obligations plus the aggregate Swingline Loans outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount and (b) the Formula Amount. Without limiting the foregoing, the aggregate balance of Revolving Advances outstanding plus the aggregate amount of Letter of Credit Obligations plus the aggregate Swingline Loans outstanding at any time shall not exceed the lesser of (A) (x) the amount of "Permitted Indebtedness" calculated under paragraph (1) of Section 4.09(b) of the Subordinated Indenture, minus (y) the outstanding amount of indebtedness, obligations and liabilities owed under the Senior Secured Documentation and (B) the amount of "Permitted Indebtedness" calculated under paragraph (1) of Section 6.10(b) of the Purchase and Security Agreement, and each request for a Revolving Advance or Letter of Credit shall constitute a representation and warranty by Loan Parties of its compliance with the foregoing. The foregoing sentence shall constitute a limit and restriction enforceable against the Loan Parties, but in no event shall the foregoing be enforced against Agent and/or any Lender by any Person in a manner that is adverse to Agent and/or the Lenders.

2.5.     Repayment of Loan Advances.

     (a) The Revolving Advances shall be due and payable in full on the Termination Date subject to earlier prepayment as herein provided.

     (b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrowers' Account as of the Business Day on which Agent receives those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations on the Business Day of confirmation to Agent by the Blocked Account bank or Depository Account bank, as provided for in Section 4.15(h), that such items of payment have been collected in good funds and finally credited to Agent's account. Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent in the exercise of its good faith judgment and Agent may charge Borrowers' Account for the amount of any item of payment which is returned to Agent unpaid.

     (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent at the Payment Office not later than 1:00 p.m. (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Revolving Advances as provided in Section 2.2.

     (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

2.6.     Repayment of Excess Advances.

     The aggregate balance of Loan Advances outstanding at any time in excess of the maximum amount of Loan Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.7.     Statement of Account.

     Agent shall maintain, in accordance with its customary procedures, a loan account (the "Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrower unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.8.     Letters of Credit.

     Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of Documentary Letters of Credit and Standby Letters of Credit (collectively, "Letters of Credit") by the Issuer on behalf of any Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances and Swingline Loans plus (ii) outstanding Letters of Credit to exceed the lesser of
(x) the Maximum Revolving Advance Amount or (y) the Formula Amount; provided, further, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to with respect to any Business Segment to the extent that the face amount of such Letters of Credit issued for such Business Segment would then cause the sum of (i) the outstanding Revolving Advances and Swingline Loans to such Business Segment plus (ii) the outstanding Letters of Credit issued or caused to be issued on behalf of such Business Segment to exceed such Business Segment's Individual Formula Amount (for the purposes of the foregoing, without giving effect to the deductions in clause (c) of the definition of Individual Formula Amount). The maximum amount of outstanding Letters of Credit shall not exceed $15,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.

2.9.     Issuance of Letters of Credit.

     (a) Borrowing Agent, on behalf of Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Issuer's standard form of letter of credit application (collectively, the "Letter of Credit Application") and any draft if applicable, completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request. Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to arrange the issuance of any amendment, extension or renewal of any Letter of Credit.

     (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of issuance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) (a) with respect to Documentary Letters of Credit, have an expiry date not later than one hundred and eighty (180) days after such Documentary Letter of Credit's date of issuance or (b) with respect to Standby Letters of Credit, have an expiry date not later than twelve (12) months after such Standby Letter of Credit's date of issuance, and (with respect to clauses (ii) (a) and (ii) (b) above) in no event having an expiration date later than the Termination Date unless Loan Parties provide at least sixty (60) days before the Termination Date cash collateral equal to not less than one hundred five percent (105%) of the face amount thereof to be held by Agent pursuant to a cash collateral agreement in form and substance satisfactory to Agent. Each Documentary Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York. All Standby Letters of Credit shall be subject to the laws or rules designated in such Standby Letter of Credit, or if no laws or rules are designated, the International Standby Practices (ISP98 - International Chamber of Commerce Publication Number 590) (the "ISP98 Rules") and, as to matters not governed by the ISP98 Rules, the laws of the State of New York.

     (c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

2.10.    Requirements For Issuance of Letters of Credit.

     (a) In connection with the issuance of any Letter of Credit, Borrowers shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or any Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower. Borrowers shall be bound by Agent's or Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowing Agent's or any Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit except for Agent's, any Lender's, any Issuer's or such correspondents' willful misconduct.

     (b) Borrowing Agent shall authorize and direct any Issuer of a Letter of Credit to name the applicable Borrower as the "Applicant" or "Account Party" therein, to deliver to Agent all related payment/acceptance advices, to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

     (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if an Event of Default or Default shall have occurred and be continuing (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through Customs in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

     (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in (i) each such unreimbursed reimbursement obligation, (ii) Agent's credit support enhancement provided to the Issuer of any Letter of Credit and (iii) each Revolving Advance made as a consequence of the issuance of a Letter of Credit and all disbursements thereunder, in each case in an amount equal to such Lender's applicable Commitment Percentage times the outstanding amount of the Letters of Credit and disbursements thereunder. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the amount permitted under Section 2.1(a), and such disbursement is not reimbursed by Borrowers within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from any Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letters of Credit issued hereunder remain outstanding and uncancelled or (C) all Persons (other than the applicable Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.11.    Additional Payments.

     Any sums expended by Agent or any Lender due to any Loan Party's failure to perform or comply with its obligations under this Agreement or any Other
Document including, without limitation, any Loan Party's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1, may be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

2.12.    Manner of Borrowing and Payment.

     (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders.

     (b) Each payment (including each prepayment) by Borrowers on account of the principal of the Revolving Advances shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 p.m. (New York time), in Dollars and in immediately available funds.

     (c) (i) Notwithstanding anything to the contrary contained in Sections 2.12(a) and 2.12(b), commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 p.m. (New York time) on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

     (ii) Each Lender shall be entitled to earn interest at the applicable Revolving Interest Rate on outstanding Loan Advances which it has funded.

     (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Revolving Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

     (d) If any Lender or Participant (a "benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Revolving Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowers of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.

2.13.    Mandatory Prepayments

     (a) (i) When any Loan Party sells or otherwise disposes of any Collateral, other than Inventory in the ordinary course of business (which shall be governed by the provisions of Section 4.15(h)) or consummates an issuance of equity, Loan Parties shall repay the Advances in an amount equal to the net proceeds of such sale or issuance (i.e., gross proceeds less the direct costs of such sales, dispositions or issuances), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale or issuance otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied (y) first, to the Revolving Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof and (z) second, as cash collateral in an amount of one hundred percent (100%) of outstanding Letters of Credit Obligations pursuant to arrangements satisfactory to Agent.

     (ii) Notwithstanding the foregoing, unless and until an Event of Default has occurred and is continuing, Loan Parties may sell or otherwise dispose of Collateral (other than Inventory in the ordinary course of business) not to exceed (x) $500,000 in the aggregate in any fiscal year plus (y) $250,000 in the aggregate in any fiscal year with respect to obsolete, worn-out or unnecessary Equipment in the ordinary course of business, and retain such net proceeds solely to acquire replacement Collateral without making a mandatory prepayment hereunder so long as (a) the failure to apply such net proceeds to the Obligations shall not result in an obligation on the part of the applicable Loan Party to apply such net proceeds to the Senior Secured Debt, Subordinated Debt or any other Indebtedness; (b) the fair market value of the acquired Collateral is equal to or greater than the fair market value of the Collateral which was sold, (c) the acquired Collateral is purchased by the applicable Loan Party within forty-five (45) days of the sale of the Collateral, (d) the acquired Collateral shall be subject to Agent's first priority security interest created hereunder and (e) until such time as the proceeds are used to acquire such replacement Collateral, at the Agent's option, either (i) such proceeds shall be held by Agent as cash collateral for the Obligations pursuant to terms acceptable to Agent in its sole discretion or (ii) such proceeds shall be applied as a repayment of Revolving Advances and a reserve against loan availability under Section 2.1(a) in the amount of such repayment shall be established. Such cash collateral or loan availability reserve, as the case may be, shall be released by Agent only in connection with the making of a Revolving Advance to be used by the Borrowers solely for the purposes of funding the acquisition of replacement Collateral pursuant to the terms of this Section 2.13; provided, however, that nothing contained herein shall waive or modify any conditions to the making of Revolving Advances or any other provisions of this Agreement. If a Loan Party fails to meet the conditions set forth above, the Loan Parties hereby authorize Agent and Lenders to apply the proceeds held by Agent as a prepayment of the Advances in the manner set forth above.

     (b) Subject to the provisions of Section 4.11, the Agent shall apply the proceeds of any insurance settlements from casualty losses which are received by the Agent to the outstanding Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof.

2.14.    Use of Proceeds.

     Borrowers shall apply the proceeds of (i) Revolving Advances made on the Closing Date (x) to repay existing indebtedness owed under the Existing Loan Documentation; (y) to pay all existing Indebtedness owed to Trivest (including accrued interest thereon), swap breakage fees, financial advisor fees and accrued and unpaid management fees owing to Trivest and (z) to pay fees and expenses relating to this transaction and (ii) Revolving Advances made on and after the Closing Date to provide for its working capital needs.

2.15.    Defaulting Lender.

     (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Loan Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Loan Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.15 while such Lender Default remains in effect.

     (b)  Loan   Advances   shall  be  incurred   pro  rata  from  Lenders  (the
"Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Loan Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Loan Advances shall be applied to reduce the applicable Loan Advances of each Lender pro rata based on the aggregate of the outstanding Loan Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Loan Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Loan Advances of any Non-Defaulting Lender exceeds such
Non-Defaulting Lender's Commitment Percentage of all Loan Advances then outstanding.

     (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this
Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have either Advances outstanding or a Commitment Percentage.

     (d) Other than as expressly set forth in this Section 2.15, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section
2.15 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

     (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III.     INTEREST AND FEES.

3.1.     Interest.

     Interest on Loan Advances shall be payable to Agent for the benefit of Lenders in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three months, at the earlier of (a) each three months on the anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Loan Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to the applicable Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the Revolving Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent, (i) the Obligations other than Eurodollar Rate Loans shall bear interest at the Revolving Interest Rate for Domestic Loans plus two percent (2.0%) per annum or (ii) Eurodollar Rate Loans shall bear interest at the Revolving Interest Rate for Eurodollar Rate Loans plus two percent (2.0%) per annum (as applicable, the "Default Rate").

3.2.     Letter of Credit Fees; Cash Collateral.

     (a) Borrowers shall pay (x) to Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by (i) a per annum rate equal to the Eurodollar Rate Loan Applicable Margin at the time of issuance with respect to Standby Letters of Credit and (ii) a per annum rate equal to the Eurodollar Rate Loan Applicable Margin at the time of issuance minus one half of one percent (0.50%) with respect to Documentary Letters of Credit, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (y) to Agent for the benefit of the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). All such charges shall be deemed earned in full on the date when and to the extent the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Agent may, at its option, increase the Letter of Credit Fees by two percent (2.0%) per annum. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

     (b) Upon the occurrence and during the continuance of an Event of Default, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent
(105%) of the outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time. No Borrower may withdraw amounts credited to any such account except upon (i) cure of all Events of Default then existing and the absence of any Default or Event of Default after giving effect thereto; (ii) payment and performance in full of all Obligations and termination of this Agreement or (iii) expiration of each Letter of Credit and return thereof to the Issuer, but only to the extent of such expired and returned Letters of Credit.

3.3.     Fee Letter.

     Borrower shall pay to Agent the fees referenced in the Fee Letter (the "Fee Letter") dated on or about the Closing Date between Agent and BJI as and when requested thereunder.

3.4.     Facility Fee.

     If, for any month during the Term, the average daily unpaid balance of the Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to three-eighths of one percent (3/8%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the first day of each month.

3.5.     Computation of Interest and Fees.

     Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate for Domestic Rate Loans during such extension.

3.6.     Maximum Charges.

     In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7.     Increased Costs.

     In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

     (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

     (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

     (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

     and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Adjusted LIBO Rate. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

3.8.     Basis For Determining Interest Rate Inadequate.

         In the event that Agent or any Lender shall have determined that:

     (a) reasonable means do not exist for ascertaining the Adjusted LIBO Rate for any Interest Period; or

     (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. (New York time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to or continued as an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York time) two (2) Business Days prior to the proposed conversion or continuation, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

3.9.     Capital Adequacy.

     (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent's or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

     (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to
Section 3.9(a) when delivered to Borrowers shall be conclusive absent manifest error.

3.10.    Taxes.

     (a) Any and all payments by the Borrowers to each Lender or the Agent under this Agreement and any Other Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, each Borrower shall pay all Other Taxes.

     (b) Each Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

     (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

     (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

     (ii) such Borrower shall make such deductions and withholdings;

     (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

     (iv) such Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) At the Agent's request, within 30 days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower or Borrowing Agent on behalf of such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

     (e) If any Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

IV.      COLLATERAL:  GENERAL TERMS.

4.1.     Security Interest in the Collateral.

     To secure the prompt payment and performance to Agent, each Issuer and each Lender of the Obligations, each Loan Party hereby assigns, pledges and grants to Agent for the ratable benefit of Agent, each Issuer and each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

4.2.     Perfection of Security Interest.

     (a) Each  Loan  Party  shall  take all  action  that  may be  necessary  or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, bailee and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest in the Collateral (whether now existing or hereafter created or acquired) under the UCC or other applicable law.

     (b) The Agent may at any time and from time to time file, without the signature of any Loan Party in accordance with Section 9-509 of the UCC, financing statements, continuation statements and amendments thereto that describe the Collateral as "all assets" of the applicable Loan Party and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Each Loan Party agrees to furnish any such information to Agent promptly upon request.

     (c) Each Loan Party shall, at any time and from time to time, take such steps as Agent may reasonably request (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Agent, (ii) to obtain "control" of any letter-of-credit rights, deposit accounts, securities accounts, commodities accounts or electronic chattel paper (as such terms are defined in the UCC with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (iii) otherwise to insure the continued perfection and priority of Agent's security interest in any of the Collateral for the benefit of the Lenders and of its rights therein. If any Loan Party shall at any time, acquire a "commercial tort claim" (as such term is defined in the UCC) in excess of $500,000, such Loan Party shall promptly notify Agent thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to Agent, such Loan Party shall be deemed to thereby grant to Agent for the benefit of the Lenders (and each Loan Party hereby grants to Agent, for the benefit of each Lender) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement; provided, however, that Loan Parties shall not be required to notify Agent with respect to commercial tort claims in existence on the Closing Date of less than $1,000,000 until thirty (30) days after the Closing Date.

     (d) Each Loan Party hereby confirms and ratifies all UCC financing statements filed by Agent with respect to such Loan Party on or prior to the date of this Agreement.

     (e) All reasonable charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

     (f) In the event of a conflict between this Agreement and the Intercreditor Agreement referenced in clause (i) of the definition of Intercreditor Agreement set forth herein, the terms of the Intercreditor Agreement shall control as between the Agent and the Lenders, on the one hand, and the Senior Secured Agent and the lenders under the Senior Secured Documentation, on the other hand; provided, however, that the foregoing shall not create rights in or be enforceable by any Person other than the Agent, the Lenders, the Senior Secured Agent and the lenders under the Senior Secured Documentation.

4.3.     Disposition of Collateral.

     Each Loan Party will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (i) the sale of Inventory in the ordinary course of business; and (ii) the sale of assets as expressly permitted under Section 2.13 (a)(ii).

4.4.     Preservation of Collateral.

     Following the occurrence and during the continuance of a Default or an Event of Default, in addition to the rights and remedies set forth in Section 11.1, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any Loan Party's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Loan Party's owned or leased property. Following the occurrence and during the continuance of a Default or an Event of Default, each Loan Party shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. Following the occurrence and during the continuance of a Default or an Event of Default, all of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

4.5.     Ownership of Collateral.

     With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a)~each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Loan Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects;
(c)~all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (d)~each Loan Party's Equipment and Inventory shall be located as set forth on Schedule~4.5 or (to the extent that a Default or Event of Default would not result therefrom) at such other location within the continental United States as Borrowing Agent shall have given Agent fifteen
(15) days prior written notice, and shall not be removed from such location(s) (but can be moved to and from such locations) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3.

4.6.     Defense of Agent's and Lenders' Interests.

     Until (a) payment and performance in full of all of the Obligations and (b) the irrevocable termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Loan Party shall defend Agent's interests in the Collateral against any and all Persons whatsoever, other than with respect to Permitted Encumbrances. At any time following and during the continuance of a Default or Event of Default, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the UCC or other applicable law. At any time following and during the continuance of a Default or Event of Default, each Loan Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Loan Party's possession, they, and each of them, shall be held by such Loan Party in trust as Agent's trustee, and such Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.7.     Books and Records.

     Each Loan Party shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this Section 4.7 shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of the Accountants.

4.8.     Financial Disclosure.

     Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of the Loan Party's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Loan Party's financial status and business operations. Each Loan Party hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or such authorities.

4.9.     Compliance with Laws.

     Each Loan Party shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Loan Party's business, the non-compliance with which could reasonably be likely to have a Material Adverse Effect. The assets of Loan Parties at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of Loan Parties so that such insurance shall remain in full force and effect.

4.10.    Inspection of Premises.

     At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party's business. Agent, any Lender and their agents may enter upon any of Loan Party's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party's business.

4.11.    Insurance.

     (a) Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Loan Party's own cost and expense, in such amounts as is customary in the case of companies engaged in business similar to such Loan Party's with carriers reasonably acceptable to Agent, each Loan Party shall (a) keep all its insurable properties and properties in which each Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party's; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Loan Party is engaged in business; and (e) furnish Agent with (i) copies of all policies and evidence of renewal thereof at least thirty (30) days prior to the applicable expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as an additional insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent,
(B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Loan Party to make payment for such loss to Agent and not to such Loan Party and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, Agent may endorse such Loan Party's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and
(c) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Loan Parties or applied as may be otherwise required by law.

     (b) Anything in Section 4.11(a) to the contrary notwithstanding, and provided that no Default or Event of Default shall have occurred and be continuing, Agent shall remit to Loan Parties insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by Loan Parties which insure Loan Parties' insurable properties to the extent such insurance proceeds do not exceed $250,000 in the aggregate during such calendar year or $100,000 per occurrence. Notwithstanding the foregoing, Agent shall not be obligated to remit the insurance proceeds to Loan Parties (x) if the failure to apply such net proceeds to the Obligations shall result in an obligation on the part of the applicable Loan Party to apply such net proceeds to the Senior Secured Debt, Subordinated Debt or any other Indebtedness and (y) unless Loan Parties shall provide Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Loan Parties within ninety
(90) days of such Loan Party's receipt of such insurance proceeds to repair, replace or restore the insured property which was the subject of the insurable loss, and if Agent does not remit such proceeds, then such proceeds shall be applied to the Obligations in such order as Agent shall determine.

4.12.    Failure to Pay Insurance.

     If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for Borrowers' Account, and charge Borrowers' Account therefor and such expenses so paid shall be part of the Obligations.

4.13.    Payment of Taxes.

     Each Loan Party will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes; provided, however, that Loan Party shall not be required to pay any taxes, assessments or Charges to the extent that they are less than $250,000 in the aggregate for all Loan Parties or to the extent that that any Loan Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax Lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Loan Party and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Loan Parties pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any Loan Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax Lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations and, until Loan Parties shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Loan Parties' credit and Agent shall retain its security interest in any and all Collateral held by Agent.

4.14.    Payment of Leasehold Obligations.

     Each Loan Party shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.

4.15.    Receivables.

     (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Loan Party's ordinary course of business terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Loan Parties to Agent.

     (b) Solvency of Customers. Each Customer, to Loan Party's knowledge, as of the date each Receivable is created, is solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Loan Party who are not solvent such Loan Party has set up on its books and in its financial records bad debt reserves reasonably adequate to cover such Receivables on a basis consistent with GAAP.

     (c) Locations of Loan Party. Each Loan Party's chief executive office is located at the addresses set forth on Schedule 4.15(c). Until written notice is given to Agent by Borrowing Agent of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

     (d) Collection of Receivables. Until any Loan Party's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence and during the continuance of an Event of Default or a Default), each Loan Party will, at such Loan Party's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Loan Party's funds or use the same except to pay Obligations. Each Loan Party shall, upon request, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

     (e) Notification of Assignment of Receivables. At any time following the occurrence and during the continuance of an Event of Default or a Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telecopy, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

     (f) Power of Agent to Act on Loan Parties' Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Agent or Agent's designee as such Loan Party's attorney with power (x) at any time upon the occurrence and during the continuance of a Default or Event of Default (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of Loan Parties' rights and remedies with respect to the collection of the Receivables and any other Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables; (v) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (vi) to prepare, file and sign such Loan Party's name on a proof of claim in bankruptcy or similar document against any Customer; and (vii) to prepare, file and sign such Loan Party's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (y) at any time whether or not a Default or Event of Default has occurred or is continuing (i) to endorse such Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to send verifications of Receivables to any Customer; (iii) to sign such Loan Party's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; and (iv) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default or Default, to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Loan Party.

     (g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom, except for Agent's or such Lender's gross negligence or willful misconduct. Following the occurrence and during the continuance of an Event of Default or Default, Agent may, without notice to or consent from any Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence and during the continuance of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party's liability hereunder.

     (h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall, at the direction of Agent, be deposited by Loan Parties into a lockbox account, dominion account or such other blocked account (collectively, the "Blocked Accounts") as Agent may require pursuant to an arrangement with such bank as may be selected by Loan Parties and be acceptable to Agent. Loan Parties shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in a Blocked Account shall immediately become the property of Agent and Loan Parties shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts (collectively, the "Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Loan Parties shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

     (i) Adjustments. No Loan Party will, without Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Loan Party or are immaterial in amount.

4.16.    Inventory.

     To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.17.    Maintenance of Equipment.

     The Equipment  shall be maintained in good  operating  condition and repair
(reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved in accordance with reasonable business practices. No Loan Party shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation which could reasonably be expected to have a Material Adverse Effect. Each Loan Party shall have the right to sell Equipment to the extent set forth in Section 4.3.

4.18.    Exculpation of Liability.

     Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of Loan Party's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by Loan Party of any of the terms and conditions thereof.

4.19.    Environmental Matters.

     (a) Loan Parties shall ensure that the Real Property remains in compliance with all Environmental Laws, except to the extent that any non-compliance could not reasonably be likely to have a Material Adverse Effect or a material adverse effect on the value of the affected parcel of Real Property, and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

     (b) Loan Parties shall establish and maintain a system to assure and monitor continued material compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

     (c) Loan Parties shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws, provided, however, that any violations of Environmental Laws committed by any such facilities or carriers of which Loan Parties have no knowledge shall not be a breach hereof. Loan Parties shall use reasonable efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Loan Parties in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

     (d) In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and the other Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

     (e) Loan Parties shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Loan Party to dispose of Hazardous Substances, and shall continue to forward copies of correspondence between any Loan Party and the Authority regarding such claims to Agent until the claim is settled. Loan Parties shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Loan Party is required to file under any Environmental Laws, to the extent that such Hazardous Discharge could reasonably be likely to have a Material Adverse Effect or a material adverse effect on the value of the affected parcel of Real Property. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the other Collateral.

     (f) Loan Parties shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Real Property or other Collateral to any Lien. If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws, to the extent that any of the foregoing could reasonably be likely to have a Material Adverse Effect or a material adverse effect on the value of the affected parcel of Real Property, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in the Real Property or other Collateral: (A) give such notices or (B)~enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Revolving
Advances constituting Domestic Rate Loans shall be paid upon demand by Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Loan Party.

     (g) Promptly upon the written request of Agent from time to time asserting that Agent reasonably believes that a Hazardous Discharge has occurred on the Real Property or Hazardous Substances are otherwise present thereon and the potential liability therefor or cleanup costs thereof could reasonably be likely to have a Material Adverse Effect or a material adverse effect on the value of the affected parcel of Real Property, Loan Parties shall provide Agent, at Loan Parties' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $250,000, Agent shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

     (h) Loan Parties shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Loan Parties' obligations under this Section
4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Loan Parties' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

     (i) For purposes of Sections 4.19 and 5.7, all references to Real Property shall be deemed to include all of Loan Parties' right, title and interest in and to its owned and leased premises.

4.20.    Financing Statements.

     Except as respects the financing statements filed by Agent and the financing statements described on Schedule 7.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office; provided, however, that subsequent to the Closing Date financing statements may also be filed with respect to Liens described in clauses (a) and (g) of the definition of Permitted Encumbrances.

4.21 Additional Collateral. (a) Subject to this Section 4.21, with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by this Agreement and/or any of the Other Documents but is not so subject, the Loan Parties shall promptly (and in any event within 30 days after the acquisition thereof) (i) execute and deliver to the Agent such amendments or supplements to this Agreement and/or the relevant Other Documents or such other documents as the Agent shall deem necessary or advisable to grant to the Agent, for its benefit and for the benefit of the Lenders, a Lien on such property subject to no Liens (other than Permitted Encumbrances and subject to the terms of the Intercreditor Agreement), and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by this Agreement and/or such Other Document in accordance with all applicable requirements of law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Agent. The Loan Parties shall otherwise take such actions and execute and/or deliver to the Agent such documents as the Agent shall reasonably require (consistent with the closing conditions hereof) to confirm the validity, perfection and priority of the Lien of this Agreement and the Other Documents against such after-acquired properties.

     (b) The Loan Parties shall Promptly grant to the Agent, within 75 days of the acquisition thereof, as security interest in and Mortgage on (i) each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $250,000, and (ii)~unless the Agent or the Required Lenders otherwise consent, each leased Real Property of such Loan Party which lease individually has a fair market value of at least $1,000,000, in each case, as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 4.22). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Encumbrances described in clauses (a), (b), (f), and (h) (but prior to any Liens described in clauses (a), (b) and (f) of the definition thereof. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Agent such documents as the Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Agent in respect of such Mortgage).

4.22     Certain Post-Closing Matters.

     The Loan Parties shall deliver to the Agent within 75 days of the date hereof, unless such date is extended by the Agent, acting reasonably:

     (i) a first priority Mortgage encumbering each parcel of Real Property in favor of the Agent, for the benefit of Agent and the Lenders, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged
Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to the Agent;

     (ii) with respect to each parcel of Mortgaged Property is subject to a Mortgage, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the transactions contemplated under this Section 4.22 or as shall reasonably be deemed necessary by the Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property; provided, however, that with respect to any of the same relating to leasehold Mortgaged Property only, the Loan Parties shall have satisfied the requirement in this clause (ii) if, after having used commercially reasonable efforts as determined in the reasonable judgment of the Agent, they are unable to obtain such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments;

     (iii) with respect to each Mortgage, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount equal to not less than 115% of the fair market value of such Mortgaged Property and fixtures, which fair market value is set forth on Schedule 4.22 (iii), which policy (or such marked-up commitment) (each, a "Title Policy") shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Agent, (C) contain a "tie-in" or "cluster" endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements as shall be reasonably requested by the Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, separate tax lot and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than exceptions acceptable to the Agent;

     (iv) with respect to each parcel of Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the Title Policy/ies and endorsements contemplated above;

     (v) evidence reasonably acceptable to the Agent of payment by the Loan Parties of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to above;

     (vi) with respect to each Real Property or Mortgaged Property, copies of all leases in which any Loan Party holds the lessor's interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Property subject to a Mortgage, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be reasonably acceptable to the Agent;

     (vii) with respect to each parcel of Mortgaged Property, the Loan Parties shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all governmental real property disclosure requirements applicable to such Real Property; and

(viii) surveys with respect to each Parcel of Real Property subject to a Mortgage.

4.23     Mexican Loan Parties.

     Within 75 days of the Closing Date, unless such date is extended by the Agent, acting reasonably, the Loan Parties shall deliver to the Agent a favorable written opinion of counsel relating to the perfection of the pledge of capital stock of Maquilados Technicos S.A. de S.V., execute a security agreement compatible with the laws of Mexico and any stock pledge agreement and/or any other documentation or instruments requested by Agent in connection therewith, such opinion of counsel, documentation or instruments being in form and substance reasonably satisfactory to the Agent.

V.       REPRESENTATIONS AND WARRANTIES.

         Each Loan Party represents and warrants as follows:

5.1.     Authority.

     Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Loan Party's limited liability company, partnership or corporate powers, have been duly authorized, are not in contravention of any law or the terms of such Loan Party's certificate of formation, partnership agreement, limited liability company agreement, by-laws, certificate of incorporation or other applicable documents relating to such Loan Party's formation or to the conduct of such Loan Party's business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Loan Party or its property is a party or by which it may be bound.

5.2.     Formation and Qualification.

     (a) Each Loan Party is duly formed or incorporated and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule'5.2(a) which constitute all states in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The exact State organizational number of each Loan Party is set forth on
Schedule 5.2(a). Each Loan Party has delivered to Agent true and complete copies of its certificate of formation, certificate of limited partnership, partnership agreement, limited liability company agreement, certificate of incorporation and by-laws, as the case may be, and will promptly notify Agent of any amendment or changes thereto.

(b)      The only Subsidiaries of each Loan Party are listed on Schedule 5.2(b).

5.3.     Survival of Representations and Warranties.

     All representations and warranties of each Loan Party contained in this Agreement and the Other Documents shall be true at the time of such Loan Party's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4.     Tax Returns.

     Each  Loan  Party's  federal  tax  identification  number  is set  forth on
Schedule 5.4. Each Loan Party has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of each Loan Party have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 2002. The provision for taxes on the books of each Loan Party are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5.     Financial Statements.

     (a) The pro forma balance sheet of the Loan Parties on a Consolidated Basis (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated by the Senior Secured Documentation, the IRB Documentation, the Subordinated Debt Documentation and under this Agreement (the "Transactions") and is accurate, complete and correct in all material respects and fairly reflects the financial condition of the Loan Parties on a Consolidated Basis as of the Closing Date after giving effect to the Transactions, and has been prepared on a basis consistent with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the Chief Administrative Officer and Chief Financial Officer of the Loan Parties. All financial statements referred to in this Section 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

     (b) The twelve-month cash flow projections ending December 31, 2004 of the Loan Parties on a Consolidated Basis and their projected balance sheets as of the Closing Date (the "Projections"), copies of which are annexed hereto as
Exhibit 5.5, were prepared by the Loan Parties, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Loan Parties' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The Projections together with the Pro Forma Balance Sheet are referred to as the "Pro Forma Financial Statements".

     (c) The consolidated balance sheet of the Loan Parties, their Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of December 31, 2002, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP,
consistently   applied   (except  for  changes  in  application  in  which  such
accountants concur) and present fairly the financial position of the Loan Parties and their Subsidiaries at such date and the results of their operations for such period. Since December 31, 2002 there has been no change in the condition, financial or otherwise, of Loan Parties or their Subsidiaries as shown on the consolidated balance sheet as of such date and changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse and, except as reflected in the unaudited consolidated financial statement of BJI for the period ending December 31, 2003, a copy of which has been delivered to Agent.

     (d) The consolidated unaudited balance sheet of the Loan Parties, their Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of December 31, 2003, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, copies of which have been delivered to Agent, have been prepared on a basis consistent with GAAP, consistently applied, and present fairly the financial position of the Loan Parties and their Subsidiaries at such date and the results of their operations for such period. Since December 31, 2003 there has been no change in the condition, financial or otherwise, of Loan Parties or their Subsidiaries as shown on the consolidated balance sheet as of such date and changes in the ordinary course of business.

5.6.     Loan Party Name.

     The exact name of each Loan Party is set forth in the first paragraph to this Agreement (or, if such Loan Party is not listed in such first paragraph, such exact name is set forth on Schedule 5.6). No Loan Party has been known by any other corporate, limited liability company or partnership name in the past five years and no Loan Party sells Inventory under any other name except as set forth on Schedule 5.6, nor has any Loan Party been the surviving entity of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.7.     O.S.H.A. and Environmental Compliance.

     (a) Each Loan Party has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations, in each case except (i) as set forth on Schedule 5.7, or (ii) to the extent that any of the foregoing could not reasonably be likely to have a Material Adverse Effect or a material adverse effect on the value of the affected parcel of Real Property.

     (b) Each Loan Party has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws, except (i) as set forth on Schedule 5.7, or (ii) to the extent that failure to obtain any such licenses, certificates or permits could not reasonably be likely to have a Material Adverse Effect or a material adverse effect on the value of the affected parcel of Real Property.

     (c) To the best knowledge of the Loan Parties after due inquiry of all Real Property facility managers and supervisors: (i) there are no visible signs of releases, spills, discharges, leaks or disposal (each, a "Release") of Hazardous Substances at, upon, under or within any Real Property; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property;
(iii) the Real Property has never been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Loan Party or of its tenants, in each case except as set forth on Schedule 5.7.

5.8.     Solvency; No Litigation, Violation, Indebtedness or Default.

     (a) After giving effect to the Transactions, each Loan Party will be solvent, able to pay its debts as they mature, have capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of each Loan Party's assets, calculated with respect to all of the Loan Parties on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of each Loan Party's assets, calculated with respect to all of the Loan Parties on a going concern basis, will be in excess of the amount of its liabilities.

     (b) Except as disclosed in Schedule 5.8(b), as of the Closing Date no Loan Party has (i) any pending or threatened litigation, arbitration, actions or proceedings which could reasonably be likely to have a Material Adverse Effect, and (ii)'any liabilities nor indebtedness for borrowed money other than the Obligations.

     (c) No Loan Party is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Loan Party in violation of any order of any court, governmental authority or arbitration board or tribunal.

     (d) No Loan Party nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d). Except as set forth in Schedule 5.8(d), or to the extent that a breach of any of the following representations with respect to any Plan or Multiemployer Plan could not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and to the knowledge of the Loan Parties there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) as of the most recent actuarial valuation date, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Loan Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Loan Party or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Loan Party nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and, to the knowledge of the Loan Parties, no fact exists which could give rise to any such liability, (viii) no Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Loan Party and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR 2615.3 has not been waived, (xi) no Loan Party nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Loan Party and any member of the Controlled Group, and (xii) no Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

5.9.     Patents, Trademarks, Copyrights and Licenses.

     All material patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Loan Party are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and no Loan Party is aware of any grounds for any challenge, except as set forth in Schedule 5.9. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Loan Party and all trade secrets used by any Loan Party consist of original material or property developed by such Loan Party or was lawfully acquired by such Loan Party to its knowledge from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Loan Party (other than commercially available software), such Loan Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9.

5.10.    Licenses and Permits.

     Except as set forth in Schedule 5.10, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

5.11.    No Defaults.

     (a) On the Closing Date, no Loan Party is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder, except to the extent the same would not result in a Default or Event of Default under this Agreement and could not reasonably be expected to have a Material Adverse Effect.

     (b) On the Closing Date, no Loan Party is in default in the payment or performance of any other contractual obligations and no Default has occurred, except to the extent the same would not result in a Default or Event of Default under this Agreement and could not reasonably be expected to have a Material Adverse Effect.

5.12.    No Burdensome Restrictions.

     No Loan Party is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.13.    No Labor Disputes, Etc.

     No Loan Party is the subject in any labor dispute involving ten (10) or more employees as a group; there are no strikes or walkouts or union organization of any Loan Party's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on
Schedule 5.13. Schedule 5.13 sets forth a description of all collective bargaining agreements with respect to the employees of any Loan Party.

5.14.    Margin Regulations.

     No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the meaning of the quoted term under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

5.15.    Investment Company Act.

     No Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.16.    Disclosure.

     No representation or warranty made by any Loan Party in this Agreement or in any financial statement, report, certificate or any other document furnished to Agent or any Lender in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. Other than general industry knowledge, there is no fact known to any member of management of any Loan Parties which could reasonably be expected to have a Material Adverse Effect that has not been disclosed to Agent in writing.

     5.17. Delivery of Senior Secured Documentation, IRB Documentation and Subordinated Debt Documentation.

     Agent has received complete copies of the Senior Secured Documentation, IRB Documentation and the Subordinated Debt Documentation (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

5.18.    Hedge Agreements.

     No Loan Party is a party to, nor will it be a party to, any Currency Agreement or Interest Rate Agreement, other than Hedge Agreements entered into on a non-speculative basis.

5.19.    Conflicting Agreements.

     No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Loan Party or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to the extent the failure to obtain same could reasonably be likely to have a Material Adverse Effect, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.20.    Application of Certain Laws and Regulations.

     No Loan Party nor any Affiliate of any Loan Party is subject to any statute, rule, regulation or executive order which (a) regulates the incurrence of any Indebtedness or (b) would prohibit or restrict the Agent or the Lenders from entering into, or consummating the transactions contemplated by, this Agreement.

5.21.    Business and Property of Loan Parties.

     Upon and after the Closing Date, Loan Parties do not propose to engage in any business other than the design, manufacture and sale of furnishings and activities necessary or appropriate to further the foregoing or reasonably related or complementary thereto. On the Closing Date, each Loan Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party on the date hereof, except to the extent that any failure thereof could not reasonably be likely to have a Material Adverse Effect.

5.22.    Material Contracts.

     Schedule 5.22 contains a true, correct and complete list of all contracts which are material to the operation of any Loan Party's business. Except as set forth on Schedule 5.22, each such contract is in full force and effect and no material defaults enforceable against such Loan Party exist thereunder to the extent that any such default could reasonably be expected to have a Material Adverse Effect. No Loan Party has received notice from any party to such contract stating that it intends to terminate or amend such contract to the extent that such termination or amendment could reasonably be likely to have a Material Adverse Effect.

5.23     Senior Indebtedness; Designated Senior Indebtedness;
         Permitted Indebtedness.

     The Obligations constitute, and will at all times continue to constitute, "Senior Indebtedness," "Designated Senior Indebtedness" and "Permitted Indebtedness" under the Subordinated Debt Documentation and the Senior Secured Debt Documentation. The Obligations (together with the Indebtedness under the Senior Secured Documentation) constitute the "Senior Credit Facility" under and as defined in the Subordinated Debt Documentation.

VI.      AFFIRMATIVE COVENANTS.

     Each Loan Party shall, until payment in full of the Obligations and termination of this Agreement:

6.1.     Payment of Fees.

     Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers' Account for all such fees and expenses.

6.2.     Conduct of Business and Maintenance of Existence and Assets.

     (i) Conduct continuously and operate actively its business according to prudent business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, domain names and addresses, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral where the failure to do so could reasonably be likely to have a Material Adverse Effect; (ii) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (iii) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

6.3.     Violations.

     Promptly notify Agent in writing of any known violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Loan Party which could reasonably be expected to have a Material Adverse Effect.

6.4.     Government Receivables.

     Take all steps reasonably necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them.

6.5.     Execution of Supplemental Instruments.

     Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

6.6.     Payment of Indebtedness.

     Subject at all times to any applicable subordination arrangement in favor of Agent and/or Lenders, pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Loan Party shall have provided for such reserves as required by GAAP.

6.7.     Standards of Financial Statements.

     Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10 and 9.12 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

6.8.     Financial Covenant.

     (a) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for the Loan Parties on a Consolidated Basis as of the end of each fiscal quarter for the four consecutive fiscal quarters ending on such fiscal quarter; provided, however, that Loan Parties shall only be required to comply with the foregoing Fixed Charge Coverage Ratio covenant if Undrawn
Availability was less than $9,000,000 at any time during the fiscal quarter being tested.

6.9.     Minimum Undrawn Availability.

         Maintain at all times Undrawn Availability of not less than $5,000,000.

6.10.    Taxes and Other Governmental Charges.

     (a) File, and cause each of its Subsidiaries to file, when due, all tax returns and other reports which it is required to file and (b) pay, and cause each of its Subsidiaries to pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; provided, however, that the foregoing shall not apply to taxes, fees, assessments and governmental charges not in excess of $250,000 for the Loan Parties in the aggregate and to taxes, fees, assessments and governmental charges in excess of $250,000 for the Loan Parties in the aggregate so long as the Loan Parties have has notified the Agent in writing, none of the Loan Parties or any of their respective Subsidiaries need pay any tax, fee, assessment, or governmental charge (i)~it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which the appropriate Loan Party or Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii)~the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Encumbrance described in clause (b) of the definition thereof).

6.11.    Revisions or Updates to Schedules.

     Should any of the information or disclosures provided on any of the schedules originally attached hereto become outdated or incorrect in any material respect, the Loan Parties shall deliver to the Agent and the Lenders as part of the officer's certificate required pursuant to Section 9.9 such revisions or updates to such schedule(s) as may be necessary or appropriate to update or correct such schedule(s), provided that no such revisions or updates to any schedule(s) shall be deemed to have amended, modified or superseded such schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such schedule(s), unless and until the Required Lenders shall have accepted in writing such revisions or updates to such schedule(s).

6.12     Bond Make-Well Documentation.

     Deliver to Agent true and correct copies of all material Bond Make-well Documentation no less than ten (10) days prior to the proposed execution thereof by the parties thereto.

VII.     NEGATIVE COVENANTS.

     No Loan Party shall, until satisfaction in full of the Obligations and termination of this Agreement without the written consent of the Required
Lenders:

7.1.     Merger, Consolidation, Acquisition and Sale of Assets.

     (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it other than a merger or consolidation of a Borrower into another Borrower, a direct or indirect wholly-owned Subsidiary of a Borrower into any Borrower, and/or of Loan Parties that are not Borrowers into each other.

     (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business and as permitted under
Section 4.3.

7.2.     Creation of Liens.

     Create or suffer to exist any Lien or  transfer  upon or against any of its
property  or  assets  now  owned  or  hereafter   acquired,   except   Permitted
Encumbrances. 7.3. Guarantees.

     Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b)~guarantees made in the ordinary course of business up to an aggregate amount at any time outstanding of $250,000 during the Term for all Loan Parties, (c) the endorsement of checks in the ordinary course of business,
(d) guarantees included in the Senior Secured Documentation, (e) guarantees by one Loan Party of the Obligations of another Loan Party otherwise permitted hereunder, and (f) unsecured guarantees in an amount not to exceed $250,000.

7.4.     Investments.

     Make or agree to make any Investments, except (i) Cash Equivalents; (ii) investments in Loan Parties; (iii) investments acquired in respect of the bankruptcy or reorganization of customers and suppliers pursuant to a plan of reorganization; (iv) loans permitted under Section 7.5; (v) the sale of inventory on credit in the ordinary course of business; and (vi) other Investments not to exceed $500,000 outstanding at any one time for the Loan Parties in the aggregate; provided, however, that the Loan Parties may make Investments under this clause (vi) in an amount in excess of $500,000 but less than $3,000,000 outstanding at any one time for the Loan Parties in the aggregate to the extent that the pro forma Fixed Charge Coverage Ratio (including such Investments under this clause (vi) in clause (b) of the Fixed Charge Coverage Ratio) for the Loan Parties for the twelve months ending on the month-end immediately preceding such Investment would exceed 1.0 to 1.0 (the foregoing determination to be made by Agent in its reasonable judgment based upon, among other things, a certificate of the Chief Financial Officer or Chief Administrative Officer of the Loan Parties).

7.5.     Loans.

     Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to
(i) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business; (ii) loans to employees on an arm's-length basis in the ordinary course of business consistent with the Loan Parties' past practices for travel expenses, relocation costs and similar purposes up to a maximum of $100,000 to any employee and up to a maximum of $250,000 in the aggregate at any one time outstanding; (iii) loans by a Loan Party to another Loan Party in the ordinary course of business (provided that any promissory note or other instrument in connection therewith shall be endorsed and delivered to Agent as Collateral for the Obligations); and (iv) loans to employees to acquire BJI common stock in an amount not to exceed $500,000 at any time outstanding.

7.6.     Dividends and Distributions.

     Declare, pay or make any dividend or distribution on any shares of the common stock, preferred stock or other equity interests of any Loan Party (other than dividends or distributions payable in its stock or other equity interests or split-ups or reclassifications of its stock or other equity interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock or any other equity interests, or of any options to purchase or acquire any such shares of common or preferred stock or other equity interests of any Loan Party except that so long as (a) a notice of termination with regard to this Agreement shall not be outstanding, (b) no Event of Default or Default shall have occurred and be continuing, and (c) the purpose for such purchase, redemption or dividend shall be as set forth in writing to Agent at least ten (10) days prior to such purchase, redemption or dividend and such purchase, redemption or dividend shall in fact be used for such purpose, Loan Parties shall be permitted to pay dividends (i) to Parent, to pay professional fees, franchise taxes and other ordinary course of business operating expenses (excluding salaries and other employee compensation) incurred by Parent solely in its capacity as parent corporation of Loan Parties and (ii) to Parent (excluding BJI Parent), to pay interest accrued on the Senior Secured Debt and/or the Subordinated Debt and/or the Make-Well Bond Debt and/or the management fees and expenses owed to Trivest from time to time pursuant to the terms of the Management Agreement as in effect on the Closing Date, to the extent permitted by the terms of the applicable Intercreditor Agreement or subordination provisions, provided, however, that both before and after giving effect to the payment of such purchases, redemptions and/or dividends there shall not exist any Event of Default or Default.

7.7.     Indebtedness.

     Create, incur, assume or suffer to exist any Indebtedness except in respect of (i) Indebtedness to the Agent, Lenders and Issuing Bank pursuant to this Agreement; (ii) Purchase Money Indebtedness not in excess of $1,000,000 per fiscal year; (iii) Indebtedness existing on the Closing Date as set forth on
Schedule 7.7 and any Permitted Refinancing thereof; (iv) Indebtedness under the Subordinated Debt Documentation and any Permitted Refinancing thereof, provided, however, that the maximum aggregate amount of such Indebtedness shall not exceed $105,000,000 plus unpaid interest and reasonable transaction costs for which Loan Parties are responsible as of the date of the Permitted Refinancing, less all previously made principal repayments; (v) Indebtedness under the Senior Secured Documentation and any Permitted Refinancing thereof; provided, however, that the maximum aggregate principal amount of such Indebtedness shall not exceed $135,000,000 plus unpaid interest and direct transaction costs for which Loan Parties are responsible as of the date of the Permitted Refinancing, less all previously made principal repayments; (vi) Indebtedness under the Bond Make-Well Documentation; provided, however, that the maximum aggregate amount of such Indebtedness shall not exceed $13,700,000 (excluding capitalized interest to the extent provided for therein) plus reasonable transaction costs for which Loan Parties are responsible as of the date of the Permitted Refinancing, less all previously made principal repayments; (vii) guarantees permitted hereunder; and (viii) other unsecured indebtedness not to exceed $1,000,000 at any time outstanding.

7.8.     Nature of Business.

     Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted and/or are expressly permitted hereunder to be conducted in the future.

7.9.     Transactions with Affiliates.

     Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate (other than transactions between Borrowers), except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate and in any event disclosed to Agent if in an amount over $750,000 and except the Management Agreement and the Bond Make-Well Debt.

7.10.    [Reserved.]

7.11.    Subsidiaries.

     (a) Form any Subsidiary (other than a Foreign Subsidiary) unless (i) such Subsidiary expressly joins in this Agreement as a Loan Party and becomes jointly and severally liable for the obligations of Loan Parties hereunder, under the Notes, and under any other agreement between any Loan Party and Lenders and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

     (b) Enter into any partnership, joint venture or similar arrangement, except for Investments as a limited partner (or similar investor) to the extent permitted under Section 7.4(vi).

7.12.    Fiscal Year and Accounting Changes.

     Change its fiscal  year from  December  31 or make any  significant  change
(i)~in accounting treatment and reporting practices except as required by GAAP or (ii)~in tax reporting treatment except as required by law.

7.13.    Pledge of Credit.

     Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than the applicable Loan Party's business as conducted on the date of this Agreement.

7.14.    Amendment of Organizational Documents.

     Amend, modify or waive any term or provision of its certificate or articles of formation, limited liability company agreement, partnership agreement, certificate of incorporation, by-laws, or any other applicable documents relating to such Loan Party's formation or organization, or any shareholders' agreement, unless required by law, in any manner that could be adverse to the interests of Agent and Lenders hereunder (and in any event upon prior written notice to Agent).

7.15.    Compliance with ERISA.

     (i) (x) Without prior written notice to Agent, maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute to, or permit any member of the Controlled Group to become obligated to contribute to, any Plan, other than those Plans disclosed on Schedule 5.8(d), unless such maintenance or obligation could not reasonably be likely to have a Material Adverse Effect, (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, unless such incurrence could not reasonably be likely to have a Material Adverse Effect, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, unless such termination could not reasonably be likely to have a Material Adverse Effect, (v) without prior written notice to Agent, assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan, unless such incurrence could not reasonably be likely to have a Material Adverse Effect, (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, unless such failure could not reasonably be likely to have a Material Adverse Effect, or (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan, unless such failure, postponement or delay could not reasonably be likely to have a Material Adverse Effect.

7.16.    Prepayment of Indebtedness.

     Except as permitted pursuant to Section 7.17, at any time, directly or indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party.

     7.17. Subordinated Debt Documentation; Senior Secured Documentation; Bond Make-Well Documentation; IRB Documentation.

     At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the (i) Indebtedness under the Senior Secured Documentation, except for the payment of interest thereon and payments of principal on the Senior Secured Debt pursuant to the terms of paragraph 3(b) of the Note (as defined in the Senior Secured Documentation) as in effect on the Closing Date; (ii) Indebtedness under the Bond Make-Well Documentation, except for the payment of interest thereon;
(iii) Indebtedness under any IRB, except for the payment of interest and scheduled payments of principal thereon; and (iv) Indebtedness under the Subordinated Debt Documentation, except as permitted under the subordination provisions of the Subordinated Debt Documentation; provided, however, that none of the payments permitted under clauses (i), (ii), (iii) or (iv) above may be made if a Default or Event of Default shall be in existence or would result therefrom.

7.18.    State of Organization.

     Change the State in which it is incorporated or otherwise organized, unless it has given the Agent not less than thirty (30) days prior written notice thereof.

7.19.    Amendment and/or Modification of Agreements.

     Enter into any amendment, waiver or modification of the Senior Secured Documentation (except as not prohibited by the related Intercreditor Agreement), Bond Make-Well Documentation, IRBs or Subordinated Debt Documentation, or any related agreements that would be adverse to the Agent or the Lenders, without the prior written consent of Agent and the Required Lenders.

7.20.    IRS Form 8821.

     Revoke IRS Form 8821 designating Agent as Borrowers' appointee to receive directly from the IRS, on an on-going basis, certain tax information, notices and other written communication or fail to take actions necessary to renew such Form 8821 prior to its expiration for all time periods prior to the Termination Date.

7.21.    BJI Parent.

     Notwithstanding  any  provisions of this Article VII to the  contrary,  BJI
Parent shall not (i) own any assets, (ii) incur or suffer to exist any Indebtedness, or (iii) engage in any business activity of any kind, other than as described on Schedules 7.21(i), (ii) and (iii). IN ADDITION, SUBJECT TO THE EXPRESS TERMS OF THE DEFINITION OF BJI PARENT, IT IS HEREBY AGREED THAT BJI PARENT SHALL NOT CONSTITUTE A BORROWER OR GUARANTOR HEREUNDER AND THAT THE SOLE RECOURSE OF THE AGENT AND THE LENDERS WITH RESPECT TO BJI PARENT SHALL BE TO THE COLLATERAL IN WHICH BJI PARENT HAS GRANTED A LIEN TO AGENT UNDER THIS AGREEMENT AND THE BJI PARENT PLEDGE AGREEMENT.

7.22     Most Favored Indebtedness.

     Directly or indirectly, (a) incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of any of the Loan Parties, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Obligations to at least the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Loan Parties, as the case may be; (b) grant a Lien in any of its assets, rights or properties (or any of the assets, rights or properties of any of its Subsidiaries) without at the same time granting a Lien in such asset, right and/or property to the Agent hereunder as Collateral for the Obligations (such Lien to be a first priority perfected Lien, subject to Permitted Encumbrances and the terms of the Intercreditor Agreement); or (c) Guarantee, or permit any of its Subsidiaries to guarantee, any Indebtedness, without providing, or causing such Subsidiary to provide, a Guaranty to Agent of the Obligations pursuant to terms acceptable to Agent.

VIII.    CONDITIONS PRECEDENT.

8.1.     Conditions to Initial Advances.

     The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

     (a) Notes. Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower;

     (b) Filings, Registrations, Recordings and Searches. Each document (including, without limitation, any UCC financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto. The Agent shall also have received UCC, tax, judgment and other lien searches with respect to each Loan Party in such jurisdictions as the Agent shall require, and the results of such searches shall be satisfactory to the Agent;

     (c) Proceedings of Loan Parties. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors (or equivalent authority) of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement, the Other Documents, and all other agreements related to the Transactions (collectively the "Transaction Documents") and (ii) the granting by each Loan Party of the security interests in and liens upon the Collateral, in each case certified by the Secretary or an Assistant Secretary of each Loan Party as of the Closing Date; and, such certificate shall state that the resolutions thereby certified are in accordance with the provisions of the charter, operating agreement, LLC agreement or partnership agreement and the law of the jurisdiction of such Loan Party's organizations or formation and have not been amended, modified, revoked or rescinded as of the date of such certificate;

     (d) Incumbency Certificates of Loan Parties. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of each Loan Party executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

     (e) Certificates. Agent shall have received a copy of the articles or certificate of incorporation or other charter documents of each Loan Party, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of organization as of a date that is not more than thirty (30) days prior to the Closing Date, together with copies of the by-laws or similar documents of each Loan Party and all agreements of each Loan Party's shareholders or other equityholders certified as accurate and complete by the Secretary of each Loan Party;

     (f) Good Standing Certificates. Agent shall have received good standing certificates for each Loan Party dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Loan Party's jurisdiction of organization and each jurisdiction where the conduct of each Loan Party's business activities or the ownership of its properties necessitates qualification;

     (g) Legal Opinion. Agent shall have received the executed legal opinions of Akerman Senterfitt & Eidson, P.A. and local counsel to Loan Parties, each in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement and the Other Documents as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

     (h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of, or equivalent Persons with respect to, any Loan Party (A) in connection with this Agreement and/or the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

     (i) Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(i).

     (j) Collateral Examination;  Consultant's Report. Agent shall have received
(x) completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Agents, of the Receivables and Inventory, and (y) a consultant's report conducted by Evergreen LLC with respect to the Loan Parties' business, operations, financial condition, assets and systems, in form and substance satisfactory to Agent;

     (k) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Article
         III and under the Fee Letter;

     (l) Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements, which shall be satisfactory in all respects to Lenders;

     (m) Senior Secured Documentation IRB Documentation and Subordinated Debt Documentation. Agent shall have received final executed copies of the Senior Secured Documentation, IRB Documentation and the Subordinated Debt Documentation and all related agreements, documents and instruments as in effect on the Closing Date and the transactions contemplated by such documentation shall be consummated prior to or concurrently with the making of the initial Advance including, without limitation, the receipt by Borrowers of the cash proceeds of the Senior Secured Documentation in the sum of $135,000,000;

     (n) Intercreditor Agreements. Agent shall have received the Intercreditor Agreements duly executed by all parties thereto, in each instance satisfactory in form and substance to Agent in its sole discretion;

     (o) Guaranties, Pledge Agreement, Other Documents. Agent shall have received the executed BJI Parent Pledge Agreement and all Other Documents, each in form and substance satisfactory to Lenders;

     (p) Insurance. Agent shall have received in form and substance satisfactory to Agent, true and correct copies of Loan Parties' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and true and correct copies of Loan Parties' liability insurance policies, together with endorsements naming Agent as an additional insured;

     (q) Environmental Reports. Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned or leased by Loan Parties, the foregoing to be in form and substance satisfactory to Agent;

     (r) Payment Instructions. Agent shall have received written instructions from Loan Parties directing the application of proceeds of the initial Advances made pursuant to this Agreement;

     (s) Blocked Accounts. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

     (t) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary, provided, however, that no such Consent from a landlord or bailee of any Inventory, shall be required with respect to any Real Property owned by such landlord or bailee, if such Consent can not be obtained by the applicable Loan Party after such Loan Party shall have used all commercially reasonable efforts to do so;

     (u) No Material Adverse Change. (i) since December 31, 2003, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent and/or Lenders shall have been proven to be inaccurate or misleading in any material respect;

     (v) Leasehold Agreements. Agent shall have received landlord or warehouse agreements satisfactory to Agent with respect to all premises leased by Loan Parties at which Inventory or Equipment is located;

     (w) Contract Review. Agent shall have reviewed all material contracts of Loan Parties including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

     (x) Officer's Certificate. Agent shall have received an officer's certificate signed by the Chief Financial Officer of each Loan Party dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Loan Parties are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

     (y) Borrowing Base. Agent shall have received a duly executed Borrowing Base Certificate (prepared on a consolidated basis) which shall indicate that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Revolving Advances and Letters of Credit in the amount requested by Borrowers on the Closing Date;

     (z) Undrawn Availability. After giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability of at least $12,500,000;

     (aa) Control Agreements. Agent shall have received control agreements with respect to all Collateral in which a security interest may be perfected by means of control under the UCC; and

     (bb) Other. All corporate and other proceedings, and all documents, instruments, information and other legal matters in connection with the Transactions, including, without limitation, the tax identification number for each Loan Party and any and all documents, instruments, information and other legal matters pertaining to the identify of each Loan Party and Affiliate, shall be satisfactory in form and substance to Agent, Lenders and their counsel.

8.2.     Conditions to Each Advance.

     The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

     (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless such representation or warranty expressly refers to a specific date);

     (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the Transactions; provided, however, that Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

     (c) Maximum Revolving Advances. In the case of any Revolving Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed the maximum amount of Revolving Advances permitted under Section 2.1; and

     (d) Maximum Letters of Credit. In the case of any Letters of Credit requested to be made, after giving effect thereto, the aggregate Letter of Credit Obligations shall not exceed the maximum amount permitted under Section 2.8.

     (e) IRB Letter of Credit. In the case that a Letter of Credit is requested to be issued with respect to the IRB, in addition to the foregoing requirements, Agent and Issuer shall receive such agreements, documents, opinions and information as is customary with respect to Letters of Credit provided as support for industrial revenue bonds or similar instruments, including the agreements, security agreements and opinions provided to the existing letter of credit issuer with respect to the IRB (provided, however, that the form of Letter of Credit issued with respect to the IRB shall include such modifications as may be reasonably requested by Agent and/or Issuer (including a confirmation that the Letter of Credit need not be "reinstated" in connection with a tender of any IRB, unless the Agent and/or Issuer shall be reimbursed for the related draw under the Letter of Credit through the receipt of remarketing proceeds)).

     (f) Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.      INFORMATION AS TO LOAN PARTIES.

     Each Loan Party shall, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1.     Disclosure of Material Matters.

     Immediately upon learning thereof, report to Agent all matters materially adversely affecting the value, enforceability or collectibility of any material portion of the Collateral including, without limitation, any Loan Party's reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

9.2.     Schedules.

     (a) Deliver to Agent, on Wednesday of each Week (or more frequently if Undrawn Availability is less than $9,000,000), a Borrowing Base Certificate (which shall be calculated as of the last day of the immediately preceding Week and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement).

     (b) Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable agings, (b) accounts payable agings, and (c) Inventory reports. In addition, each Loan Party shall deliver to Agent at such intervals as Agent may reasonably require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.

     (c) The items to be provided under Sections 9.2(a) and 9.2(b) are to be in form reasonably satisfactory to Agent and executed by each Loan Party and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Loan Party's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

9.3.     Environmental Reports.

     Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President or Chief Administrative Officer of each Loan Party, in his capacity as such, stating, to the best of his knowledge, that each Loan Party is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health except to the extent the failure to so be in compliance could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the value of the affected parcel of Real Property . To the extent any Loan Party is not in material compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Loan Party will implement in order to achieve full compliance.

9.4.     Litigation.

     Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

9.5.     Material Occurrences.

     Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event of default under the Senior Secured Documentation, Bond Make-Well Documentation, any IRBs and/or Subordinated Debt Documentation; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Subordinated Debt Documentation; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (e) any material accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; (f) each and every default by any Loan Party which might result in the acceleration of the maturity of any material Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of any Loan Party which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties propose to take with respect thereto.

9.6.     Government Receivables.

     Notify Agent promptly if any of its Receivables arise out of contracts between any Loan Party and the United States, any state, or any department, agency or instrumentality of any of them.

9.7.     Annual Financial Statements.

     Furnish Agent as soon as available (but in any event within (i) one hundred twenty (120) days after the end of the 2003 fiscal year of Loan Parties and (ii) ninety (90) days after the end of each subsequent fiscal year of Loan Parties), financial statements of Loan Parties on a consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Loan Parties and satisfactory to Agent (the "Accountants"). In addition, the reports shall be accompanied by a certificate of each Loan Party's Chief Administrative Officer or Chief Financial Officer in his capacity as such which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such event, and such certificate shall have appended thereto calculations which set forth Loan Parties' compliance with the requirements or restrictions imposed by Section 6.8. The foregoing certificate of each Loan Party's Chief Financial Officer or Chief Administrative Officer shall also set forth a calculation of Senior Secured Leverage Ratio for the purposes of determining the Applicable Margin with respect to the then current Calculation Period.

9.8.     Quarterly Financial Statements.

     Furnish Agent as soon as available (but in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Loan Parties on a consolidated basis and unaudited statements of income and stockholders' equity and cash flow of Loan Parties reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Loan Parties. Each such balance sheet, statement of income and stockholders' equity and statement of cash flow shall set forth a comparison of the figures for (w) the current fiscal period and (x) the current year-to-date with the figures for (y) the same fiscal period and year-to-date period of the immediately preceding fiscal year and (z) the projections for such fiscal period and year-to-date period delivered pursuant to Section 5.5(b) or Section 9.12, as applicable. The financial statements shall be accompanied by a certificate signed by the Chief Financial Officer or Chief Administrative Officer of each Loan Party in his capacity as such, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such default, and such certificate shall have appended thereto calculations which set forth Loan Parties' compliance with the requirements or restrictions imposed by Section
6.8. The foregoing certificate of each Loan Party's Chief Financial Officer or Chief Administrative Officer shall also set forth a calculation of Senior Secured Leverage Ratio for the purposes of determining the Applicable Margin with respect to the then current Calculation Period.

9.9.     Monthly Financial Statements.

     Furnish Agent as soon as available (but in any event within thirty (30) days after the end of each month), an unaudited balance sheet of Loan Parties' on a consolidated basis and unaudited statements of income and stockholders' equity and cash flow of Loan Parties on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring quarterly and year-end adjustments that individually and in the aggregate are not material to the business of Loan Parties. Each such balance sheet, statement of income and stockholders' equity and statement of cash flow shall set forth a comparison of the figures for (w) the current fiscal period and (x) the current year-to-date with the figures for (y) the same fiscal period and year-to-date period of the immediately preceding fiscal year and (z) the projections for such fiscal period and year-to-date period delivered pursuant to Section 5.5(b) or
Section 9.12, as applicable. The financial statements shall be accompanied by a certificate of each Loan Party's Chief Financial Officer or Chief Administrative Officer, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such event, and such certificate shall have appended thereto calculations which set forth Loan Parties' compliance with the requirements or restrictions imposed by Section 6.8.

9.10.    Other Reports.

     Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with (i) copies of such financial statements, reports and returns as each Loan Party shall send to its stockholders and (ii) copies of all notices sent pursuant to the Senior Secured Documentation, Bond Make-Well Documentation, IRBs and/or Subordinated Debt Documentation.

9.11.    Additional Information.

     Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by Loan Parties including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Loan Party's opening of any new office or place of business or any Loan Party's closing of any existing office or place of business, (c) promptly upon any Loan Party's learning thereof, notice of any material labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound; and (d) any financial reports or other information furnished to the Senior Secured Agent or any of the holder of the Senior Secured Debt.

9.12.    Projected Operating Budget.

     Furnish Agent, no later than thirty (30) days prior to the beginning of each Loan Party's fiscal years commencing with fiscal year 2004, a month-by-month projected operating budget and cash flow of Loan Parties on a consolidated basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Loan Party to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13.    Variances From Operating Budget.

     Furnish Agent on a prompt monthly basis with a copy of the Borrowing Agent's internally prepared management analysis and commentary pertaining to material variances from budgets submitted by Loan Parties pursuant to this Agreement.

9.14.    Notice of Suits, Adverse Events.

     Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Agent or any Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party.

9.15.    ERISA Notices and Requests.

     Furnish Agent with prompt written notice in the event that (i) any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred to the extent that such Termination Event could reasonably be expected to have a Material Adverse Effect, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur to the extent that any of the foregoing could reasonably be expected to have a Material Adverse Effect, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, to the extent that any such determination could reasonably be expected to have a Material Adverse Effect, together with copies of each such letter; (vii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment if the failure to do so could reasonably be expected to have a Material Adverse Effect; or (ix) any Loan Party or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

9.16.    Additional Documents.

     Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.       EVENTS OF DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default":

     10.1. Failure by any Loan Party to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

     10.2. (i) Failure by Loan Parties to perform, keep or observe any provision of Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.9, 4.10, 4.11, 4.15(h), 4.21, 4.22, 4.23,
6.8, 6.9, 6.12 or Article VII or (ii) any representation or warranty made or deemed made by any Loan Party in this Agreement or any Other Document or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall be false or inaccurate in any material respect on the date when made or deemed to have been made;

     10.3. Failure by any Loan Party to (i) furnish financial information (including, without limitation, information to be furnished under Article IX) or other information and documentation, in each case, when due or when reasonably requested or (ii) permit the inspection of its books or records;

     10.4. Issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Loan Party's property which is not stayed or lifted within thirty (30) days;

     10.5. Failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant herein contained, or contained in any Other Document, now or hereafter entered into between any Loan Party, Agent and/or any Lender (to the extent such breach is not otherwise embodied in any other provision of this Article X for which a different grace or cure period is specified or which constitutes an immediate Event of Default under this Agreement or the Other Documents), which is not cured or waived within ten (10) days after the earlier of (i) an officer of such Loan Party becoming aware of such default or (ii) receipt by such Loan Party of notice from the Agent of such default;

     10.6. Any judgment or judgments are rendered or judgment Liens filed against one or more Loan Parties or any Subsidiary or any of their respective assets for an aggregate amount in excess of $1,500,000 (which is not covered by insurance or as to which the insurance company has not acknowledged coverage and liability) which within thirty (30) days of such rendering or filing (or in any event no less than five (5) days prior to the date of any proposed sale thereunder) is not either satisfied, stayed, vacated, bonded or discharged of record;

     10.7. Any Loan Party or Subsidiary thereof shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

     10.8. Any Loan Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

     10.9. Any change in any Loan Party's condition or affairs (financial or otherwise) which in Agent's reasonable opinion has caused or evidences a Material Adverse Effect;

     10.10. Any event shall occur which requires any Loan Party or any Subsidiary to purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire all or any portion of any Subordinated Debt; or any Loan Party or any Subsidiary shall for any other reason purchase, redeem or otherwise acquire or offer to purchase , redeem or otherwise acquire, or make any other payments in respect of, all or any portion of any Subordinated Indebtedness, except to the extent expressly permitted hereunder;

     10.11. (i) Failure of any Loan Party or any Subsidiary to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 10.1) having an aggregate principal amount in excess of $1,500,000, beyond the end of any grace period provided therefor; or (ii) breach or default by any Loan Party or any Subsidiary with respect to any other material term of (a) one or more items of Indebtedness in the aggregate principal of $1,500,000, or (b) any loan agreement, indenture or other agreement relating to such items(s) of Indebtedness, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or trustee on behalf of such holders) to cause, that Indebtedness to become or be declared due and payable prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise);

     10.12. Any Lien created hereunder or provided for hereby or under any Other Document for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject, as to priority, to Liens described in clauses (d), (e) and/or (g) of the definition of Permitted Encumbrances);

     10.13. An event of default has occurred and been declared under the Senior Secured Documentation, Bond Make-Well Documentation, IRBs and/or Subordinated Debt Documentation, which default shall not have been cured or waived within any applicable grace period and for which lenders or agents thereunder are permitted to take action;

     10.14. Termination or breach of any Guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of any Loan Party, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

10.15.   Any Change of Control shall occur; or

     10.16. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to Agent;

     10.17. Any portion of the Collateral shall be seized or taken by a Governmental Body, or any Loan Party or the title and rights of any Loan Party shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

     10.18. If any Loan Party attempts to terminate or challenge the validity of any Intercreditor Agreement;

     10.19. An event or condition specified in Section 7.15 or Section 9.15 shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect; or

     10.20. Any Loan Party or Affiliate thereof shall be subject to any statute, rule, regulation or executive order which would prohibit or restrict the Agent or the Lenders from entering into, or consummating the transactions contemplated by, this Agreement, including without limitation, (a) rules or regulations issued by the United States Treasury Department, including, without limitation, the Office of Foreign Asset Control, and (b) executive orders, or lists appending executive orders, pursuant to which (1) property or interests in property have been blocked, or (2) persons have been identified as parties with whom the Agent or the Lenders may not transact business.

XI.      AGENT'S AND LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

11.1.    Rights and Remedies.

     Upon the occurrence of (i) an Event of Default pursuant to Section 10.7, all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and
(iii) a filing of a petition against any Loan Party in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Loan Party. Upon the occurrence and continuance of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any Loan Party's premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Loan Parties at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Loan Party. Agent may specifically disclaim any warranties of title or the like at any sale of Collateral. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of each Loan Party's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.

11.2.    Application of Proceeds.

     Subject to the terms of the Intercreditor Agreements, the proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; third, to fees payable in connection with this Agreement; fourth, to furnish to Agent cash collateral in an amount not less than 105% of the aggregate undrawn amount of all Letters of Credit, such cash collateral arrangements to be in form and substance satisfactory to Agent; fifth, to the principal of the Obligations; sixth, to all remaining unpaid Obligations; and seventh, to the appropriate Loan Party (subject to the equal or prior claims of other Persons under applicable law). If any deficiency shall arise, Loan Parties shall remain liable to Agent and Lenders therefor. If it is determined by an authority of competent jurisdiction that a disposition by Agent did not occur in a commercially reasonably manner, Agent may obtain a deficiency judgment for the difference between the amount of the Obligation and the amount that a commercially reasonable sale would have yielded. Agent will not be considered to have offered to retain the Collateral in satisfaction of the Obligations unless Agent has entered into a written agreement with Loan Party to that effect.

11.3.    Agent's Discretion.

     Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

11.4.    Setoff.

     In addition to any other rights which Agent, any Lender or any Issuer may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent, such Lender and such Issuer shall have a right to apply any Loan Party's property held by Agent, such Lender or such Issuer to reduce the Obligations.

11.5.    Rights and Remedies not Exclusive.

     The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

12.1.    Waiver of Notice.

     Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2.    Delay.

     No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

12.3.    Jury Waiver.

     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.    EFFECTIVE DATE AND TERMINATION.

13.1.    Term.

     This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the earliest of (x) May 1, 2007 (the "Original Term"), (y) the acceleration of all Obligations pursuant to the terms of this Agreement or (z) the date on which this Agreement shall be terminated in accordance with the provisions hereof or by operation of law (the earliest of (x), (y) and (z), the "Termination Date"). Loan Parties may terminate this Agreement at any time upon fifteen (15) days' prior written notice upon payment in full of the Obligations.

13.2.    Termination.

     The termination of the Agreement shall not affect any Loan Party's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Loan Party have been paid or performed in full after the termination of this Agreement or each Loan Party has furnished Agent and Lenders with an indemnification reasonably satisfactory to Agent and Lenders with respect thereto. Accordingly, each Loan Party waives any rights which it may have under Section 9-513(c) of the UCC to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

XIV.     REGARDING AGENT.

14.1.    Appointment.

     Each Lender hereby designates GMACCF to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the Fee Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

14.2.    Nature of Duties.

     Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. None of Agent, any Lender, or any Issuer nor any of their respective officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Loan Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

14.3.    Lack of Reliance on Agent and Resignation.

     (a) Independently and without reliance upon Agent, any Issuer or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Loan Party. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Other Documents or the financial condition of any Loan Party, or the existence of any Event of Default or any Default.

     (b) Agent may resign on sixty (60) days' written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Loan Parties. If no such successor Agent is appointed at the end of such sixty (60) day period, Agent may designate one of the Lenders as a successor Agent.

     (c) Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this
Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

14.4.    Certain Rights of Agent.

     If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

14.5.    Reliance.

     Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document, electronic or "e-mail" message or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.6.    Notice of Default.

     Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Loan Party referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default (including, without limitation, the institution of the Default Rate pursuant to Section 3.1 hereof) as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default (including, without limitation, the institution of the Default Rate pursuant to Section 3.1 hereof) as it shall deem advisable in the best interests of Lenders.

14.7.    Indemnification.

     To the extent Agent is not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify Agent and each Issuer in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent and such Issuer in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the indemnified party's gross (not mere) negligence or willful misconduct.

14.8.    Agent in its Individual Capacity.

     With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to give notice to or account for the same to Lenders.

14.9.    Delivery of Documents.

     To the extent Agent receives documents and information from any Loan Party pursuant to Sections 9.7, 9.8 and 9.9, Agent will promptly furnish such documents and information to Lenders.

14.10.   Loan Parties' Undertaking to Agent.

     Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Loan Party hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Loan Party's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

XV.      GUARANTY.

15.1.    Guaranty.

     Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations. Each payment made by any Guarantor pursuant to this Guaranty shall be made in lawful money of the United States in immediately available funds.

15.2.    Waivers.

     Each Guarantor hereby  absolutely,  unconditionally  and irrevocably waives
(i) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (ii) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (iii) any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any other Loan Party, or any Person or any Collateral, (iv) any other action, event or precondition to the enforcement hereof or the performance by each such Guarantor of the Obligations, and (v) any defense arising by any lack of capacity or authority or any other defense of any Loan Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than payment and performance in full of the Obligations by the Loan Parties and any defense that any other guarantee or security was or was to be obtained by Agent.

15.3.    No Defense.

     No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Other Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

15.4.    Guaranty of Payment.

     The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Article XV, irrespective of whether any action is brought against any other Loan Party or other Persons or whether any other Loan Party or other Persons are joined in any such action or actions. Each Guarantor waives any right to require that any resort be had by Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Agent or any Lender in favor of any Loan Party or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent's right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Agent against any Loan Party under any document evidencing or securing indebtedness of any Loan Party to Agent shall diminish the liability of any Guarantor hereunder, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of any Loan Party.

15.5.    Liabilities Absolute.

     The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

     (i) any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Other Document, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise;

     (ii) any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

     (iii) the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Loan Party or any other Person under the provisions of this Agreement or any Other Document or any other document or instrument executed and delivered in connection herewith or therewith;

     (iv) any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Loan Party to creditors of any Loan Party other than any other Loan Party;

     (v) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Loan Party; and

     (vi) any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of any Guarantor, or a defense to, or discharge of, any Loan Party or any other Person or party hereto or the Obligations or otherwise with respect to the Advances or other financial accommodations to any Borrower pursuant to this Agreement and/or the Other Documents.

15.6.    Waiver of Notice.

     The Agent shall have the right to do any of the above without notice to or the consent of any Guarantor and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor which might arise as a result of such actions.

15.7.    Agent's Discretion.

     Agent may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

15.8.    Reinstatement.

     (a) The Guaranty provisions herein contained shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon the Agent or any Lender for repayment or recovery of any amount or amounts received by such Person in payment or on account of any of the Obligations and such Person repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Loan Party); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Guarantor shall be and remain liable to the Agent and/or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).

     (b) Agent shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.

     (c) No Guarantor shall be entitled to claim against any present or future security held by Agent from any Person for Obligations in priority to or equally with any claim of Agent, any Lender or Issuer, or assert any claim for any liability of any Loan Party to any Guarantor in priority to or equally with claims of Agent, any Lender or Issuer for Obligations, and no Guarantor shall be entitled to compete with Agent with respect to, or to advance any equal or prior claim to any security held by Agent for Obligations.

     (d) If any Loan Party makes any payment to Agent, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.

     (e) All present and future monies payable by any Loan Party to any Guarantor, whether arising out of a right of subrogation or otherwise, are assigned to Agent for its benefit and for the ratable benefit of Lenders as security for such Guarantor's liability to Agent and Lenders hereunder and are postponed and subordinated to Agent's prior right to payment in full of Obligations. Except to the extent prohibited otherwise by this Agreement, all monies received by any Guarantor from any Loan Party shall be held by such Guarantor as agent and trustee for Agent. This assignment, postponement and subordination shall only terminate when the Obligations are paid in full in cash and this Agreement is irrevocably terminated.

     (f)  Each  Loan  Party  acknowledges  this  assignment,   postponement  and
subordination and, except as otherwise set forth herein, agrees to make no payments to any Guarantor without the prior written consent of Agent. Each Loan Party agrees to give full effect to the provisions hereof.

15.9.    Action Upon Event of Default.

     Upon the occurrence and during the continuance of any Event of Default, the Agent may and upon written request of the Required Lenders shall, without notice to or demand upon any Loan Party or any other Person, declare any obligations of such Guarantor hereunder immediately due and payable, and shall be entitled to enforce the obligations of each Guarantor. Upon such declaration by the Agent, the Agent and Lenders (and any Affiliates thereof) are hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisions or final) at any time held and other indebtedness at any time owing by the Agent or Lenders (or such Affiliate) to or for the credit or the account of any Guarantor against any and all of the obligations of each Guarantor now or hereafter existing hereunder, whether or not the Agent or Lenders shall have made any demand hereunder against any other Loan Party and although such obligations may be contingent and unmatured. The rights of the Agent and Lenders hereunder are in addition to other rights and remedies (including other rights of set-off) which the Agent and Lenders may have. Upon such declaration by the Agent, with respect to any claims of any Guarantor against any Loan Party (the "Claims"), the Agent shall have the full right on the part of the Agent in its own name or in the name of such Guarantor to collect and enforce such Claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, vote in any proceeding for the arrangement of debts at any time proposed, or otherwise, the Agent and each of its officers being hereby irrevocably constituted attorneys-in-fact for each Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of each Guarantor any instrument for the payment of money. Each Guarantor will receive as trustee for the Agent and will pay to the Agent forthwith upon receipt thereof any amounts which such Guarantor may receive from any Loan Party on account of the Claims. Each Guarantor agrees that at no time hereafter will any of the Claims be represented by any notes, other negotiable instruments or writings, except and in such event they shall either be made payable to the Agent, or if payable to any Guarantor, shall forthwith be endorsed by such Guarantor to the Agent. Each Guarantor agrees that no payment on account of the Claims or any security interest therein shall be created, received, accepted or retained during the continuance of any Event of Default nor shall any financing statement be filed with respect thereto by any Guarantor.

15.10.   Statute of Limitations.

     Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by any Loan Party or others (including any Lenders) with respect to any of the Obligations shall, if the statute of limitations in favor of any Guarantor against the Agent or Lenders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

15.11.   Interest.

     All amounts due, owing and unpaid from time to time by any Guarantor hereunder shall bear interest at the interest rate per annum then chargeable with respect to Domestic Rate Loans constituting Revolving Advances.

15.12.   Guarantor's Investigation.

     Each Guarantor acknowledges receipt of a copy of each of this Agreement and the Other Documents. Each Guarantor has made an independent investigation of the Loan Parties and of the financial condition of the Loan Parties. Neither Agent nor any Lender has made and neither Agent nor any Lender does make any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Loan Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Loan Party to which this Article XV applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.

15.13.   Termination.

     The provisions of this Article XV shall remain in effect until the indefeasible payment in full in cash of all Obligations and irrevocable termination of this Agreement.

XVI.     BORROWING AGENCY.

16.1.    Borrowing Agency Provisions.

     (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

     (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. None of Agent, any Issuer or any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent, each Issuer and each Lender and holds Agent, each Issuer and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent, any Issuer or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 16.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

     (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Loan Party, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Loan Party, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Loan Parties or any Collateral for such Loan Party's Obligations or the lack thereof.

XVII.    MISCELLANEOUS.

17.1.    Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby irrevocably waives the right to remove any action commenced by the Agent or any Lender in a state court to federal court. Each Loan Party hereby waives personal service of any and all process and agrees that all such service of process may be made upon Borrowing Agent as agent for each Loan Party by certified or registered mail, return receipt requested, addressed to Borrowing Agent, at the address set forth in Section 17.6 of this Agreement and service so made shall be complete five (5) days after the same has been posted. Each Loan Party irrevocably appoints Borrowing Agent as such Loan Party's agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York. In any litigation, trial, arbitration or other dispute resolution proceeding relating to this Agreement or any of the Other Documents, all directors, officers, employees and agents of any Loan Party or of its affiliates shall be deemed to be employees or managing agents of Loan Party for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise). Each Loan Party agrees that Agent's counsel in any such dispute resolution proceeding may examine any of these individuals as if under cross-examination and that any discovery deposition of any of them may be used in that proceeding as if it were an evidence deposition. Each Loan Party in any event will use all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by agent or any lender, all persons, documents (whether in tangible, electronic or other form) or other things under its control and relating to the dispute.

17.2.    Entire Understanding; Amendments.

     (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Loan Parties', Agent's and each Lender's respective officers as required under Section 17.2(b) hereof. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing complying with
Section 17.2(b) hereof. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

     (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this Section 17.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Loan Parties hereunder or thereunder or the conditions, provisions or terms hereof or thereof or waiving any Event of Default hereunder or thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

(i)      increase the Commitment Percentage of any Lender;

(ii)     increase the Maximum Revolving Advance Amount;

     (iii) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any scheduled principal payment or fee payable by Borrowers to Lenders pursuant to this Agreement;

     (iv) alter the definition of the term Required Lenders or alter, amend or modify this Section 17.2(b);

     (v) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000;

(vi)     change the rights and duties of Agent;

     (vii) permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances, Swingline Loans and Letter of Credit Obligations outstanding hereunder would exceed the Formula Amount for more than thirty (30) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount; or

     (viii) increase the Advance Rates above the Advance Rates in effect on the Closing Date;

     and provided, further, that the Maximum Swingline Loan Amount may not be increased without the consent of the Swingline Lender.

     Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

     (c) In the event that Agent requests the consent of a Lender pursuant to this Section 17.2 and such Lender shall not respond or reply to Agent in writing within ten (10) days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 17.2 and such consent is denied, then GMACCF may, at its option, require such Lender to assign its interest in the Advances to GMACCF or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event GMACCF elects to require any Lender to assign its interest to GMACCF or to the Designated Lender, GMACCF will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will assign its interest to GMACCF or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, GMACCF or the Designated Lender, as appropriate, and Agent.

     (d) Notwithstanding the foregoing, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to one hundred and ten percent (110%) of the Formula Amount for up to thirty (30) consecutive Business Days. For purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Receivables" or "Eligible Inventory", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Loan Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

17.3.    Successors and Assigns; Participations; New Lenders.

     (a) This Agreement shall be binding upon and inure to the benefit of Loan Parties, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

     (b) Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Loan Parties shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Loan Party hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

     (c) Any Lender may with the consent of Agent (which consent shall not be unreasonably withheld or delayed) sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such
Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Loan Parties hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

     (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Loan Parties, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Loan Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

     (e) Loan Parties authorize each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Loan Parties which has been delivered to such Lender by or on behalf of Loan Parties pursuant to this Agreement or in connection with such Lender's credit evaluation of Loan Parties.

     (f) (A) If any Lender or participant is a "foreign corporation, partnership or trust" within the meaning of the Code (hereinafter, "Foreign Lender") and the Foreign Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Foreign Lender agrees with and in favor of the Agent, to deliver to the Agent:

     (1) if such Foreign Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

     (2) if such Foreign Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Foreign Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Foreign Lender and in each succeeding taxable year of such Foreign Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

     (3) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

     (B) Such Foreign Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (C) If any Foreign Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form W-8BEN and such Foreign Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Foreign Lender, such Foreign Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of any Borrower to such Foreign Lender. To the extent of such percentage amount, the Agent will treat such Foreign Lender's IRS Form W-8BEN as no longer valid.

     (D) If any Foreign Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Foreign Lender, such Foreign Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

     (E) If any Foreign Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Foreign Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (A) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Foreign Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     (F) If the IRS or any other Governmental Body of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Foreign Lender (because the appropriate form was not delivered, was not properly executed, or because such Foreign Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Foreign Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including the fees, expenses and disbursements of counsel for Agent). The obligation of the Foreign Lenders under this subsection shall survive the payment of all Obligations, the termination of this Agreement and the resignation or replacement of the Agent.

     (g) At the request of Agent from time to time both before and after the Closing Date, the Loan Parties will assist Agent in the syndication of the credit facility provided pursuant to this Agreement and the Other Documents. Such assistance shall include, but not be limited to (i) prompt assistance in the preparation of an information memorandum and the verification of the completeness and accuracy of the information and the reasonableness of the projections contained therein, (ii) preparation of offering materials and financial projections by Loan Parties and their advisors, (iii) providing Agent with all information reasonably deemed necessary by Agent to successfully complete the syndication, (iv) confirmation as to the accuracy and completeness of such offering materials and information and confirmation that management's projections are based on assumptions believed by the Loan Parties to be reasonable at the time made, and (v) participation of the Loan Parties' senior management in meetings and conference calls with potential lenders at such times and places as Agent may reasonably request.

17.4.    Application of Payments.

     Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

17.5.    Indemnity.

     Each Loan Party shall indemnify Agent, each Issuer, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent, such Issuer or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent, any Issuer or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified.

17.6.    Notice.

     Any notice or request hereunder may be given to any Loan Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 17.6. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

     (A)      If to Agent or to GMACCF    GMAC COMMERCIAL FINANCE LLC
              as Lender:                  1290 Avenue of the Americas, 3rd Floor
                                          New York, New York 10104
                                          Attention:  Mr. Robert Brandow
                                          Telephone:  (212) 884-7190
                                          Facsimile:  (212) 884-7692

                       with copies to:    GMAC COMMERCIAL FINANCE LLC
                                          1290 Avenue of the Americas, 3rd Floor
                                          New York, New York 10104
                                          Attention:  Scott Yablonowitz, Esq.
                                          Telephone:  (212) 884-7187
                                          Telecopier:  (212) 884-7692

                       and:               Hahn & Hessen LLP
                                          488 Madison Avenue
                                          New York, New York 10022
                                          Attention:  Leonard Lee Podair, Esq.
                                          Telephone:  (212) 478-7200
                                          Telecopier: (212) 478-7400

     (B) If to a Lender other than GMACCF, as specified on the signature pages hereof.

     (C)      If to Borrowing Agent or any     Brown Jordan International, Inc.
              Loan Party:                      1801 North Andrews Avenue
                                               Pompano Beach, Florida 33069
                                               Attention:  John Frederick
                                               Telephone:  (954) 960-1167
                                               Telecopier:  (954) 960-1849

                       with copies to:        Brown Jordan International, Inc.
                                              c/o Trivest Partners, L.P.
                                              2665 South Bayshore Drive
                                              Miami, Florida 33133
                                              Attention: David Gershman, Esq.
                                              Telephone: (305) 858-2200
                                              Telecopier: (305) 858-1629

                       and:                   Akerman Senterfitt & Eidson, P.A.
                                              One Southeast Third Avenue
                                              Miami, Florida 33131
                                              Attention:  William Arnhols, Esq.
                                              Telephone: (305) 374-5600
                                              Telecopier: (305) 374-5095

17.7.    Survival.

     The obligations of Loan Parties under Sections 2.2(g),  3.7, 3.9,  4.19(h),
14.7 and 17.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

17.8.    Waiver of Subrogation.

     Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Loan Party may now or hereafter have against the other Loan Parties or other Person directly or contingently liable for 'he Obligations hereunder, or against or with respect to the other Loan Parties' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

17.9.    Severability.

     If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

17.10.   Expenses.

                  All costs and expenses including, without limitation:

     (a) reasonable attorneys' fees and disbursements incurred by Agent and Agent on behalf of Lenders (i) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (ii) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (iii) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (iv) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Loan Party, or (v) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements;

     (b) reasonable attorneys' fees and disbursements incurred by Lenders (i) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (ii) in defending or prosecuting any actions or proceedings arising out of or relating to any Lender's transactions with any Loan Party; and

     (c) reasonable fees and disbursements incurred by Agent or Agent on behalf of Lenders in connection with any appraisals of Inventory or other Collateral, field examinations, collateral analysis or monitoring or other business analysis conducted by outside Persons in connection with this Agreement and all related agreements;

     may be charged to Borrowers' Account and shall be part of the Obligations, provided, however, that so long as no Default or Event of Default shall be in existence or Undrawn Availability is in excess of $10,000,000, the Loan Parties shall be obligated to pay for no more than two (2) collateral audits per calendar year.

17.11.   Injunctive Relief.

     Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under or in connection with this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

17.12.   Consequential Damages.

     None of Agent, any Issuer, any Lender, nor any agent or attorney for any of them, shall be liable to any Loan Party for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

17.13.   Captions.

     The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

17.14.   Counterparts; Telecopied Signatures.

     This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

17.15.   Construction.

     The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

17.16.   Confidentiality; Sharing Information.

     (a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (i) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (ii) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and (iii) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (x) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use reasonable efforts prior to disclosure thereof, to notify the Borrowing Agent of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (y) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

     (b) Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Loan Party hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of this Section 17.16 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Obligations and the termination of this Agreement.

     (c) Notwithstanding anything herein to the contrary, the Agent, each Lender and each Loan Party agrees that each Loan Party (and each Affiliate of such Loan Party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such Loan Party or Affiliate relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the identities of participants or potential participants in the transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction) or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

17.17.   Publicity.

     Agent, with the written consent of the Borrowing Agent, may make appropriate announcements of the financial arrangement entered into among Loan Parties, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Borrowing Agent may approve in its sole discretion.


         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

                            [SIGNATURE PAGES FOLLOW.]

     Each of the parties has signed this Loan and Security Agreement as of the day and year first above written.



                        BROWN JORDAN INTERNATIONAL, INC.,
                        as Borrowing Agent and as a Borrower


                        By: _______________________________
                               John W. Frederick,
                               Executive Vice President and
                                  Chief Administrative Officer


                        BJ MEXICO IV, INC.
                        BJ MEXICO V, INC.
                        BROWN JORDAN COMPANY
                        CASUAL LIVING WORLDWIDE, INC.
                        CHARTER FURNITURE CORPORATION
                        LODGING BY LIBERTY, INC.
                        LOEWENSTEIN, INC.
                        POMPEII FURNITURE CO., INC.
                        SOUTHERN WOOD PRODUCTS, INC.
                        TEXACRAFT, INC.
                        TROPIC CRAFT, INC.
                        WABASH VALLEY MANUFACTURING, INC.
                        WINSTON FURNITURE COMPANY OF
                           ALABAMA, INC.
                        THE WOODSMITHS COMPANY,
                        as Borrowers


                        By: _______________________________
                               John W. Frederick,
                               Executive Vice President and
                                  Chief Administrative Officer










                        BJCLW HOLDINGS, INC.
                        BJI EMPLOYEES SERVICES, INC.
                        BJIP, INC.
                        WINSTON PROPERTIES, INC.,
                        as Guarantors


                        By: _______________________________
                               John W. Frederick,
                               Executive Vice President and
                                  Chief Administrative Officer



                        WLFI HOLDINGS, INC.,
                        as a Loan Party


                        By: _______________________________
                               John W. Frederick,
                               Executive Vice President and
                                  Chief Administrative Officer

                        GMAC COMMERCIAL FINANCE LLC,
                        as a Lender, as Swingline Lender and as Agent


                        By:_______________________________
                             Steven Dempsey,
                             Director


                        Commitment Percentage: 100%
                        Commitment: $90,000,000

STATE OF NEW YORK___       )
                                    ) ss:
COUNTY OF NEW YORK_        )

     On this _____ day of March, 2004, before me personally came John W. Frederick, to me known, who, being by me duly sworn, did depose and say that he is the Executive Vice President and Chief Administrative Officer of each of the Loan Parties described in and which executed the foregoing instrument, and that he signed his name thereto by order of the Board of Directors of each such corporation.

                                  ______________________________
                                  NOTARY PUBLIC


                                  TABLE OF CONTENTS



I.       DEFINITIONS..............................................................................................1

         1.1.     Accounting Terms................................................................................1
         1.2.     General Terms...................................................................................1
         1.3.     UCC Terms......................................................................................26
         1.4.     Certain Matters of Construction................................................................26

II.      ADVANCES, PAYMENTS......................................................................................26

         2.1.     Revolving Advances and Swingline Loans.........................................................26
         2.2.     Procedure for Borrowing........................................................................28
         2.3.     Disbursement of Loan Advance Proceeds..........................................................30
         2.4.     Maximum Revolving Advances.....................................................................31
         2.5.     Repayment of Loan Advances.....................................................................31
         2.6.     Repayment of Excess Advances...................................................................32
         2.7.     Statement of Account...........................................................................32
         2.8.     Letters of Credit..............................................................................32
         2.9.     Issuance of Letters of Credit..................................................................32
         2.10.    Requirements For Issuance of Letters of Credit.................................................33
         2.11.    Additional Payments............................................................................35
         2.12.    Manner of Borrowing and Payment................................................................35
         2.13.    Mandatory Prepayments..........................................................................36
         2.14.    Use of Proceeds................................................................................37
         2.15.    Defaulting Lender..............................................................................37

III.     INTEREST AND FEES.......................................................................................38

         3.1.     Interest.......................................................................................38
         3.2.     Letter of Credit Fees; Cash Collateral.........................................................39
         3.3.     Fee Letter.....................................................................................40
         3.4.     Facility Fee...................................................................................40
         3.5.     Computation of Interest and Fees...............................................................40
         3.6.     Maximum Charges................................................................................40
         3.7.     Increased Costs................................................................................40
         3.8.     Basis For Determining Interest Rate Inadequate.................................................41
         3.9.     Capital Adequacy...............................................................................42
         3.10.    Taxes..........................................................................................42

IV.      COLLATERAL:  GENERAL TERMS..............................................................................43

         4.1.     Security Interest in the Collateral............................................................43
         4.2.     Perfection of Security Interest................................................................44
         4.3.     Disposition of Collateral......................................................................45
         4.4.     Preservation of Collateral.....................................................................45
         4.5.     Ownership of Collateral........................................................................45
         4.6.     Defense of Agent's and Lenders' Interests......................................................46
         4.7.     Books and Records..............................................................................46
         4.8.     Financial Disclosure...........................................................................47
         4.9.     Compliance with Laws...........................................................................47
         4.10.    Inspection of Premises.........................................................................47
         4.11.    Insurance......................................................................................47
         4.12.    Failure to Pay Insurance.......................................................................49
         4.13.    Payment of Taxes...............................................................................49
         4.14.    Payment of Leasehold Obligations...............................................................49
         4.15.    Receivables....................................................................................49
         4.16.    Inventory......................................................................................52
         4.17.    Maintenance of Equipment.......................................................................52
         4.18.    Exculpation of Liability.......................................................................52
         4.19.    Environmental Matters..........................................................................52
         4.20.    Financing Statements...........................................................................55
         4.21     Additional Collateral..........................................................................55
         4.22     Certain Post-Closing Matters...................................................................56

V.       REPRESENTATIONS AND WARRANTIES..........................................................................57

         5.1.     Authority......................................................................................58
         5.2.     Formation and Qualification....................................................................58
         5.3.     Survival of Representations and Warranties.....................................................58
         5.4.     Tax Returns....................................................................................58
         5.5.     Financial Statements...........................................................................59
         5.6.     Loan Party Name................................................................................60
         5.7.     O.S.H.A. and Environmental Compliance..........................................................60
         5.8.     Solvency; No Litigation, Violation, Indebtedness or Default....................................61
         5.9.     Patents, Trademarks, Copyrights and Licenses...................................................62
         5.10.    Licenses and Permits...........................................................................62
         5.11.    No Defaults....................................................................................62
         5.12.    No Burdensome Restrictions.....................................................................63
         5.13.    No Labor Disputes, Etc.........................................................................63
         5.14.    Margin Regulations.............................................................................63
         5.15.    Investment Company Act.........................................................................63
         5.16.    Disclosure.....................................................................................63
         5.17.    Delivery of Senior Secured Documentation, IRB Documentation and Subordinated Debt Documentation.64
         5.18.    Hedge Agreements...............................................................................64
         5.19.    Conflicting Agreements.........................................................................64
         5.20.    Application of Certain Laws and Regulations....................................................64
         5.21.    Business and Property of Loan Parties..........................................................64
         5.22.    Material Contracts.............................................................................64

VI.      AFFIRMATIVE COVENANTS...................................................................................65

         6.1.     Payment of Fees................................................................................65
         6.2.     Conduct of Business and Maintenance of Existence and Assets....................................65
         6.3.     Violations.....................................................................................65
         6.4.     Government Receivables.........................................................................66
         6.5.     Execution of Supplemental Instruments..........................................................66
         6.6.     Payment of Indebtedness........................................................................66
         6.7.     Standards of Financial Statements..............................................................66
         6.8.     Financial Covenant.............................................................................66
         6.9.     Minimum Undrawn Availability...................................................................66
         6.10.    Taxes and Other Governmental Charges...........................................................67
         6.11.    Revisions or Updates to Schedules..............................................................67

VII.     NEGATIVE COVENANTS......................................................................................67

         7.1.     Merger, Consolidation, Acquisition and Sale of Assets..........................................67
         7.2.     Creation of Liens..............................................................................68
         7.3.     Guarantees.....................................................................................68
         7.4.     Investments....................................................................................68
         7.5.     Loans..........................................................................................68
         7.6.     Dividends and Distributions....................................................................69
         7.7.     Indebtedness...................................................................................69
         7.8.     Nature of Business.............................................................................70
         7.9.     Transactions with Affiliates...................................................................70
         7.10.    [Reserved.]....................................................................................70
         7.11.    Subsidiaries...................................................................................70
         7.12.    Fiscal Year and Accounting Changes.............................................................70
         7.13.    Pledge of Credit...............................................................................70
         7.14.    Amendment of Organizational Documents..........................................................71
         7.15.    Compliance with ERISA..........................................................................71
         7.16.    Prepayment of Indebtedness.....................................................................71
         7.17.    Subordinated Debt Documentation; Senior Secured Documentation; Bond Make-Well Documentation; IRB
                  Documentation..................................................................................72
         7.18.    State of Organization..........................................................................72
         7.19.    Amendment and/or Modification of Agreements....................................................72
         7.20.    IRS Form 8821..................................................................................72
         7.21.    BJI Parent.....................................................................................72

VIII.    CONDITIONS PRECEDENT....................................................................................73

         8.1.     Conditions to Initial Advances.................................................................73
         8.2.     Conditions to Each Advance.....................................................................77

IX.      INFORMATION AS TO LOAN PARTIES..........................................................................78

         9.1.     Disclosure of Material Matters.................................................................78
         9.2.     Schedules......................................................................................78
         9.3.     Environmental Reports..........................................................................78
         9.4.     Litigation.....................................................................................79
         9.5.     Material Occurrences...........................................................................79
         9.6.     Government Receivables.........................................................................79
         9.7.     Annual Financial Statements....................................................................79
         9.8.     Quarterly Financial Statements.................................................................80
         9.9.     Monthly Financial Statements...................................................................80
         9.10.    Other Reports..................................................................................81
         9.11.    Additional Information.........................................................................81
         9.12.    Projected Operating Budget.....................................................................81
         9.13.    Variances From Operating Budget................................................................82
         9.14.    Notice of Suits, Adverse Events................................................................82
         9.15.    ERISA Notices and Requests.....................................................................82
         9.16.    Additional Documents...........................................................................83

X.       EVENTS OF DEFAULT.......................................................................................83


XI.      AGENT'S AND LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT..................................................86

         11.1.    Rights and Remedies............................................................................86
         11.2.    Application of Proceeds........................................................................86
         11.3.    Agent's Discretion.............................................................................87
         11.4.    Setoff.........................................................................................87
         11.5.    Rights and Remedies not Exclusive..............................................................87

XII.     WAIVERS AND JUDICIAL PROCEEDINGS........................................................................87

         12.1.    Waiver of Notice...............................................................................87
         12.2.    Delay..........................................................................................88
         12.3.    Jury Waiver....................................................................................88

XIII.    EFFECTIVE DATE AND TERMINATION..........................................................................88

         13.1.    Term...........................................................................................88
         13.2.    Termination....................................................................................88

XIV.     REGARDING AGENT.........................................................................................89

         14.1.    Appointment....................................................................................89
         14.2.    Nature of Duties...............................................................................89
         14.3.    Lack of Reliance on Agent and Resignation......................................................90
         14.4.    Certain Rights of Agent........................................................................90
         14.5.    Reliance.......................................................................................91
         14.6.    Notice of Default..............................................................................91
         14.7.    Indemnification................................................................................91
         14.8.    Agent in its Individual Capacity...............................................................91
         14.9.    Delivery of Documents..........................................................................92
         14.10.   Loan Parties' Undertaking to Agent.............................................................92

XV.      GUARANTY................................................................................................92

         15.1.    Guaranty.......................................................................................92
         15.2.    Waivers........................................................................................92
         15.3.    No Defense.....................................................................................93
         15.4.    Guaranty of Payment............................................................................93
         15.5.    Liabilities Absolute...........................................................................93
         15.6.    Waiver of Notice...............................................................................94
         15.7.    Agent's Discretion.............................................................................94
         15.8.    Reinstatement..................................................................................95
         15.9.    Action Upon Event of Default...................................................................96
         15.10.   Statute of Limitations.........................................................................96
         15.11.   Interest.......................................................................................96
         15.12.   Guarantor's Investigation......................................................................97
         15.13.   Termination....................................................................................97

XVI.     BORROWING AGENCY........................................................................................97

         16.1.    Borrowing Agency Provisions....................................................................97

XVII.    MISCELLANEOUS...........................................................................................98

         17.1.    Governing Law..................................................................................98
         17.2.    Entire Understanding; Amendments...............................................................99
         17.3.    Successors and Assigns; Participations; New Lenders...........................................101
         17.4.    Application of Payments.......................................................................104
         17.5.    Indemnity.....................................................................................104
         17.6.    Notice........................................................................................104
         17.7.    Survival......................................................................................106
         17.8.    Waiver of Subrogation.........................................................................106
         17.9.    Severability..................................................................................106
         17.10.   Expenses......................................................................................106
         17.11.   Injunctive Relief.............................................................................107
         17.12.   Consequential Damages.........................................................................107
         17.13.   Captions......................................................................................107
         17.14.   Counterparts; Telecopied Signatures...........................................................107
         17.15.   Construction..................................................................................107
         17.16.   Confidentiality; Sharing Information..........................................................107
         17.17.   Publicity.....................................................................................108


                         List of Exhibits and Schedules

Exhibits

Exhibit A         .........Borrowing Base Certificate

Exhibit 2.1(a)    .........Revolving Credit Note
Exhibit 2.1(c)    .........Swingline Note
Exhibit 5.5       .........Financial Projections
Exhibit 8.1(i)    .........Financial Condition Certificate
Exhibit 17.3               Commitment Transfer Supplement

Schedules

Schedule 1.01(a)  Mortgaged Property

Schedule 1.01(b)  Certain Leases
Schedule 4.5      .........Equipment and Inventory Locations
Schedule 4.15(c)  Location of Executive Offices
Schedule 4.19     .........Real Property
Schedule 4.22(iii).........Certain Post-Closing Matters
Schedule 5.2(a)   States of Qualification and Good Standing
Schedule 5.2(b)   Subsidiaries
Schedule 5.4      .........Federal Tax Identification Number
Schedule 5.6      .........Loan Party Name and Prior Names
Schedule 5.7      .........Environmental
Schedule 5.8(b)   Litigation
Schedule 5.8(d)   Plans
Schedule 5.9      .........Intellectual Property, Source Code Escrow Agreements
Schedule 5.10      ........Licenses and Permits
Schedule 5.13     .........Labor Disputes
Schedule 5.22     .........Material Contracts
Schedule 7.2      .........Existing Liens

Schedule 7.3      .........Guarantees

Schedule 7.7      .........Existing Indebtedness

Schedule 7.21     .........WLFI Assets, Indebtedness and Business Activity